Exhibit 3.10

AURQUEST RESOURCES INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

AND

MANAGEMENT INFORMATION CIRCULAR

IN RESPECT OF THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF

AURQUEST RESOURCES INC. TO BE HELD ON FEBRUARY 16, 2018

Dated as of January 11, 2018

AURQUEST RESOURCES INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an Annual and Special Meeting (the “Meeting”) of the holders of common shares (the “Shareholders”) of Aurquest Resources Inc. (the “Corporation” or “Aurquest”) will be held at the offices of Fogler, Rubinoff LLP, 77 King Street West, Suite 3000, Toronto, Ontario, M5K 1G8, on Friday, February 16, 2018, at 10:00 a.m. (Toronto time), for the following purposes:

1.	TO RECEIVE the audited consolidated financial statements of Aurquest for the financial year ended October 31, 2017, together with the auditor’s report thereon;

2.	TO CONSIDER, and if deemed advisable, to pass a special resolution, the full text of which is set forth in the Information Circular, to fix the number of directors of the Corporation at seven;

3.	TO ELECT the directors of the Corporation;

4.

TO CONSIDER and if deemed advisable, to pass a special resolution, the full text of which is set forth in the Information Circular, empowering the directors of the Corporation to determine from time to time the number of directors of the Corporation to be elected at an annual meeting;

5.	TO APPOINT MNP LLP, Chartered Accountants as the auditor of the Corporation and authorize the board of directors of the Corporation to fix the remuneration of the auditor;

6.

TO CONSIDER, and if deemed advisable, to pass an ordinary resolution, the full text of which is set forth in the accompanying management information circular (the “Information Circular”), approving the Corporation’s 10% rolling stock option plan;

7.

TO CONSIDER and, if deemed advisable, to pass a special resolution, the full text of which is set forth in the Information Circular, with or without variation, approving the proposed consolidation of the common shares of the Corporation;

8.

TO CONSIDER, and if deemed advisable, to pass a special resolution, the full text of which is set forth in the Information Circular, with or without variation, amending the Corporation’s articles of incorporation to change the name of the Corporation to “Xanthic Biopharma Inc.” or such other name as may be determined by the board of directors;

9.

TO CONSIDER, and if deemed advisable, to approve a special resolution, the full text of which is set forth in the Information Circular, to change the municipality in which the Corporation’s registered office is located, from the Town of North York to the City of Toronto, Ontario;

10.

TO CONSIDER, and if deemed advisable, to approve a special resolution, the full text of which is set forth in the Information Circular, to confirm, ratify and approve the by-laws of the Corporation; and

11.	TO TRANSACT such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Accompanying this Notice of Meeting are, among other things: (1) the Information Circular; (2) a form of proxy, which includes a supplemental mailing list request form for use by shareholders who wish to receive the Company’s financial statements. The Information Circular provides further information respecting proxies and the matters to be considered at the Meeting and is deemed to form part of this Notice of Meeting.

Shareholders who are unable to attend the Meeting in person and who wish to ensure that their common shares will be voted at the Meeting, must complete, date and execute the enclosed form of proxy, or another suitable form of proxy, and deliver it in accordance with the instructions set out in the form of proxy and in the Information Circular.

Beneficial shareholders who plan to attend the Meeting must follow the instructions set out in the form of proxy and in the Information Circular to ensure that their shares will be voted at the Meeting. If you hold your common shares in a brokerage account, you are not a registered shareholder.

DATED this 11th day of January 2018.

BY ORDER OF THE BOARD OF DIRECTORS

“Tim Moore”

Tim Moore

Chief Executive Officer

ii

AURQUEST RESOURCES INC.

(the “Corporation”)

MANAGEMENT INFORMATION CIRCULAR

January 11, 2018

GENERAL INFORMATION RESPECTING THE MEETING

This Management Information Circular (“Information Circular”) is furnished in connection with the solicitation of proxies by the management of the Corporation for use at the annual and special meeting (the “Meeting”) of the holders of Common Shares of the Corporation (“Shareholders”) to be held on February 16, 2018, at 10:00 a.m. (Toronto time) at the offices of Fogler, Rubinoff LLP 77 King Street West, Suite 3000, Toronto, Ontario, M5K 1G8, and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Meeting.

In this Information Circular, references to the “Corporation”, “we” and “our” refer to Aurquest Resources Inc., and “Common Shares” means common shares without par value in the capital of the Corporation.

GENERAL PROXY INFORMATION

Solicitation of Proxies

The cost of solicitation by or on behalf of management will be borne by the Corporation. The Corporation may reimburse brokers, custodians, nominees and other fiduciaries for their reasonable charges and expenses incurred in forwarding the proxy material to beneficial owners of shares. It is expected that such solicitation will be primarily by mail. In addition to solicitation by mail, certain officers, directors, and employees of the Corporation may solicit proxies by telephone or personally. These persons will receive no compensation for such solicitation other than their regular salaries.

Appointment of Proxy holders

The Common Shares represented by the accompanying form of proxy (if the same is properly executed in favour of the management nominees, Tim Moore, or failing him, Igor Galitsky, and is received at the offices of Capital Transfer Agency (“Capital Transfer”) not later than 10:00 a.m. (Toronto time) February 14, 2018, or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting) will be voted at the Meeting, and where a choice is specified in respect of any matter to be acted upon, will be voted in accordance with the specifications made. In the absence of such a specification, such Common Shares will be voted in favour of such matter. The form of proxy sets out specific instructions for completing and returning the proxy in order to be properly counted at the Meeting.

The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the annexed notice of Meeting, and with respect to other matters which may properly come before the Meeting. At the date hereof, management of the Corporation knows of no such amendments, variations or other matters.

Each Shareholder has the right to appoint a person other than the persons named in the accompanying form of proxy, who need not be a Shareholder, to attend and act for him and on his behalf at the Meeting. Any Shareholder wishing to exercise such right may do so by inserting in the blank space provided in the accompanying form of proxy the name of the person whom such Shareholder wishes to appoint as proxy and by duly depositing such proxy, or by duly completing and depositing another proper form of proxy.

In addition to revocation in any other manner permitted by law, only a registered shareholder (“Registered Shareholder”) who has given a proxy may revoke it by:

(a)

executing a proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the Registered Shareholder or the Registered Shareholder’s authorized attorney in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by delivering the proxy bearing a later date to Capital Transfer at 920-390 Bay Street, Toronto ON, M5H 2Y2, at any time up to and including the last business day that precedes the day of the Meeting or, if the Meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law, or

(b)	personally attending the Meeting and voting the Registered Shareholder’s Common Shares.

A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

Registered Shareholders

Registered Shareholders may wish to vote by proxy whether or not they are able to attend the Meeting in person. Registered Shareholders electing to submit a proxy may do so by completing, dating and signing the enclosed proxy and returning it to the Corporation’s transfer agent, Capital Transfer, 920-390 Bay Street, Toronto ON, M5H 2Y2; or (ii) by facsimile at (416) 350-5007; or (iii) via email to investor@capitaltransferagency.com; (iv) by internet at www.voteproxyonline.com ; or (v) hand delivery to 920-390 Bay Street, Toronto ON M5H 2Y2 not less than forty-eight (48) hours, excluding Saturdays, Sundays or statutory holidays in the Province of Ontario, before the time set for the holding of the Meeting or any adjournment(s) thereof.

Beneficial Shareholders

The information set forth in this section is of significant importance to shareholders who do not hold Common Shares in their own name (“Beneficial Shareholders”). A Shareholder is a Beneficial Shareholder if (i) an intermediary (such as a bank, trust company, securities dealer or broker, trustee or administrator of a registered retirement savings plan, registered retirement income fund, deferred profit sharing plan, registered education savings plan, registered disability savings plan or tax-free savings account), or (ii) a clearing agency (such as CDS Clearing and Depository Services Inc. or Depository Trust and Clearing Corporation), of which the intermediary is a participant (in each case, an “Intermediary”), holds the Shareholder’s Common Shares on behalf of that shareholder.

Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by Registered Shareholders (those whose names appear on the records of the Corporation as the registered holders of Common Shares).

In accordance with National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), the Corporation is distributing copies of a voting instruction form in lieu of a proxy provided by the Corporation, to Intermediaries for distribution to Beneficial Shareholders and such Intermediaries are to forward a voting instruction form in lieu of a proxy provided by the Corporation, to each Beneficial Shareholders (unless the Beneficial Shareholders has declined to receive such materials). Applicable regulatory policy requires Intermediaries to seek voting instructions from

Beneficial Shareholders in advance of shareholders’ meetings. Every Intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its Intermediary is identical to the form of proxy provided to registered Shareholders. However, its purpose is limited to instructing the registered Shareholders how to vote on behalf of the Beneficial Shareholder.

Such Intermediaries often use a service company, such as Broadridge Financial Solutions Inc. (“Broadridge”), to permit the Beneficial Shareholders to direct the voting of the Common Shares held by the Intermediary on behalf of the Beneficial Shareholder. The Corporation is paying Broadridge to deliver, on behalf of the Intermediaries, a copy of a voting instruction form in lieu of a Proxy provided by the Corporation, to each “non-objecting beneficial owner” and each “objecting beneficial owner” (as those terms are defined in NI 54-101). Broadridge typically applies a decal to the proxy forms, mails those forms to the Beneficial Shareholders, and asks Beneficial Shareholders to return the proxy forms to Broadridge.    Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A Beneficial Shareholder receiving a proxy with a Broadridge decal on it cannot use that proxy to vote Common Shares directly at the Meeting. The proxy must be returned to Broadridge well in advance of the Meeting in order to have the shares voted.

Since the Corporation only has access to the names of its Registered Shareholders, if a Beneficial Shareholder attends the Meeting, the Corporation will have no record of the Beneficial Shareholder’s shareholdings or of its entitlement to vote unless the Beneficial Shareholder’s nominee has appointed the Beneficial Shareholder as proxyholder. Therefore, a Beneficial Shareholder who wishes to vote in person at the Meeting must insert its own name in the space provided on the voting instruction form sent to the Beneficial Shareholder by its nominee, and sign and return the voting instruction form in accordance with its nominee’s instructions. By doing so, the Beneficial Shareholder will be instructing its nominee to appoint the Beneficial Shareholder as proxyholder. The Beneficial Shareholder should not otherwise complete the voting instruction form as its vote will be taken at the Meeting.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Other than as disclosed herein, no director or executive officer of the Corporation who has held such position at any time since the beginning of the Corporation’s last financial year and associates or affiliates of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matters to be acted upon at the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

Each holder of Common Shares of record at the close of business on January 11, 2018, (the “Record Date”), is entitled to vote at the Meeting or at any adjournment thereof, either in person or by proxy.

As of the Record Date, the Corporation had 349,684,184 Common Shares issued and outstanding. Each Common Share carries the right to one vote.

To the knowledge of the directors and senior officers of the Corporation, no person or Corporation beneficially owns, or controls or directs, directly or indirectly, 10% or more of any class of voting securities of the Corporation, on a non-diluted basis except for the following.

Shareholder Name	Number of Common Shares Held	% of Class on undiluted and fully diluted basis
Igor Galitsky	40,000,000	11.44%

MATTERS TO BE ACTED ON AT THE MEETING

A. Number of Directors

The articles of incorporation of the Corporation provide that the board of directors of the Corporation (the “Board”) shall consist of a minimum of one and a maximum of fifteen directors. Currently, the Corporation’s Board is set to have seven directors. The Corporation wishes to fix the number of directors at seven.

At the Meeting, Shareholders will be asked to approve a special resolution fixing the number of directors at seven (the “Resolution Fixing the Number of Directors”) in the form set out below. The approval of the special resolution requires the affirmative vote of 2/3 of the votes cast by Shareholders present in person or represented by proxy at the Meeting.

“BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(a)	the number of directors of the Corporation be fixed at seven; and

(b)

any director or officer of the Corporation be and each of them is hereby authorized to do such things and to execute and deliver all such documents that such director or officer may, in his discretion, determine to be necessary or useful in order to give full effect to the intent and purpose of this resolution.”

Based on the foregoing, the Board unanimously recommends that Shareholders vote FOR the Resolution Fixing the Number of Directors set out above.

Common Shares represented by proxies in favour of management nominees will be voted FOR the Resolution Fixing the Number of Director unless a Shareholder has specified in his, her or its proxy that such Common Shares are to be voted against such resolution.

B. Election of Directors

The articles of incorporation of the Corporation provide that the Board shall consist of a minimum of one and a maximum of fifteen directors. Provided that Shareholders shall have approved the Resolution Fixing the Number of Directors at the Meeting, the directors have determined that there will be seven persons elected to the Board at the Meeting.

Management proposes that each of the persons named below be nominated at the Meeting for re-election or election, as the case may be, as directors of the Corporation to serve, until the next annual meeting of Shareholders or until his or her successor is elected or appointed. Management does not contemplate that any of the nominees will be unable to serve as a director. However, if a nominee should be unable to so serve for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion. Common Shares represented by proxies in favour of management nominees will be voted FOR the election of all of the nominees whose names are set forth below, unless a Shareholder has specified in his proxy that his Common Shares are to be withheld from voting on the election of directors.

The following table and the notes thereto state the names of all persons to be nominated for election as directors, all other positions or offices with the Corporation now held by them, their principal occupations of employment, the year in which they became directors for the Corporation, the approximate number of Common Shares beneficially owned, or controlled or directed, directly or indirectly, by each of them, as of the date hereof, and the number of options to acquire Common Shares held by each of them as of the date hereof.

Common Shares represented by proxies in favour of the management nominees will be voted FOR the appointment of each of the nominees as a director of the Corporation, unless a Shareholder has specified in his proxy that his Common Shares are to be withheld from voting for any or all of the nominees.

Name and Province of Residence	Principal Occupation and Present Offices Held	Year first became director	Number of Common Shares / Options Beneficially Owned, or Controlled or Directed, Directly or Indirectly
Tim Moore	CEO of Xanthic Biopharma Inc.	December 15, 2017	12,400,000/Nil
Ontario, Canada

Igor Galitsky (1)	President of Xanthic Biopharma Inc.	December 15, 2017	40,000,000/Nil
Ontario, Canada

Dr. Shafik Dharamshi	Medical Doctor - Scarborough Rouge Hospital.	December 15, 2017	Nil/Nil
Ontario, Canada

Dr. Gunther Hintz	Medical Doctor - Medicorps	Nominee	Nil/Nil
Ontario, Canada

Carli Posner	Co-CEO and Principal of Notable Life	Nominee	Nil/Nil
Ontario, Canada

David Lubotta(1)	Chairman of CoolSafe Enterprises Inc.	Nominee	Nil/Nil
Ontario, Canada

Peter Schwartz(2) New York, U.S.A.	Business Economics Consultant – Anderson Economic Group	Nominee	Nil/Nil

Notes:

(1)	Members or proposed members of the Audit Committee of the Board
(2)	Proposed Chairman of the Audit Committee

Director Biographies

Set forth below is a description of principal occupations of each nominee during the past five years:

Tim Moore – CEO and Director

Mr. Moore has been Chief Executive Officer of Xanthic Biopharma Inc. (“Xanthic”) since July 2017. Tim has over 30 years’ experience in various consumer products companies, including 18 years with The Clorox Company, a NYSE listed company. Previous to Xanthic, Tim was the Managing Director, North America, for Brita GmbH, a privately held German manufacturer of water filters. Previous to Brita, Tim was Chief Operating Officer for Synnex, a NYSE listed electronics distribution company. Tim Moore holds a Bachelor of Arts (Economics) from Western University and a Master of Business Administration from the Richard Ivey School of Business.

Igor Galitsky - Director

Mr. Galitsky has been consultant for a number of licensed medical cannabis producers to develop both scaled plant production growth strategy as well as extraction and secondary processes. Mr. Galitsky has been producing craft cannabis for designated use for seven years and was one of the earliest applicants to receive a license under the Marijuana Medical Access Regulations for both personal and designated production.

Dr. Shafik Dharamshi, MD, CCFP, CPI, CIME – Director

Dr. Shafik Dharamshi is a physician registered with the College of Physicians and Surgeons of Ontario and is certified by the Canadian College of Family Physicians. He studied Biochemistry at McMaster University and received his Medical Degree from the University of Toronto. He has been practicing Emergency Medicine for the past 28 years and is currently a Staff Physician in the Emergency Department of the Scarborough Rouge Hospital. He has spent over ten years actively involved in senior roles in Phase 1, Phase 4 research and Biotechnology companies in Ontario. He has also been practicing Insurance and Medical Legal consulting for the past 22 years. Dr. Dharamshi has been appointed as a Lecturer, University of Toronto, Faculty of Medicine, Department of Family and Community Medicine, Division of Emergency Medicine.

Dr. Gunter Hintz, MD – Director to be nominated

German-born Dr. Gunther Hintz spent most of his adult life in the US as a physician following his education in Germany and residency in Sweden and Denmark. In Hawaii, following a time as a private practitioner, he founded a multi-physician group of plastic and reconstructive surgeons which he left in 1986 to dedicate himself exclusively to charitable work overseas with Medicorps, an international volunteer organization aiming to improve health-care globally and reduce poverty in disadvantaged countries.

Carli Posner - Director to be nominated

Ms. Posner is the Co-CEO and Principal of Notable Life, a media company that reaches over 1.2 million high-earning millennials across Canada. Prior to Notable, she was the Executive Producer of the hit show Hockey Wives, overseeing many departments including premium sponsors and media strategy. Ms. Posner has spent a significant portion of her career in Los Angeles, working in film finance and production. She is the leading talent packager in our country and has worked with top stars including George Clooney, Coldplay, Drew Barrymore, Jamie Oliver and Wayne Gretzky, to name a few. During Ms. Posner’s career, she has generated over $100 million dollars of sponsorships and endorsements in the Canadian marketplace with top brands including Mastercard, Corvette, Scotiabank, BMW and LG.

David Lubotta - Director to be nominated

Mr. Lubotta has a solid track record of innovative and entrepreneurial accomplishments. With over 20 years of experience in business, Mr. Lubotta brings an admirable depth of leadership. Mr. Lubotta is a Principal in Red Team Wins (RTW is a leader in the agency sector of the vastly growing E-gaming/E-sports industry). Mr. Lubotta is also the founder and current Co-Chairman of CoolSafe Enterprises (an innovative product for the Resort and Hotel Industry). In addition to this Mr. Lubotta recently founded Block Rock Capital, a merchant bank focusing on investing, acquiring and partnering with companies in the BlockChain and Crypto currency industry. Mr. Lubotta is currently a special advisor to the International WELL Building Institute (IWBI) and the Canadian partner of DELOS. Mr. Lubotta co-founded and remains a partner in Sygnus Ventures with Leonard Asper. Sygnus Ventures was established in 2011 in order to make investments in early stage technology and new media companies. Mr. Lubotta has recently been involved as a corporate advisor and partner to Creative Wealth Media (a film/content development and finance fund), RYU (a leader in the active wear and apparel industry), and Anthem Media (a specialty media company focusing on Sports and

Entertainment). Mr. Lubotta also held the position of Executive Vice President of Northern Citadel Bancorp, where he oversaw the mortgage trust and investment operations of the organization. Preceding Northern Citadel, Mr. Lubotta held the position of Senior Corporate Advisor to the CEO of CanWest Global Communications Corp. He was also the Managing Director at Karl Prince von Thurn and Taxis LLC, a merchant bank based in New York and Central Europe. Mr. Lubotta brings with him an impressive background in the real estate industry where he worked some of North America’s most active developers in joint ventures, acquisitions of real estate assets. He holds a Masters of Business Administration from Kellogg at the University of Northwestern.

Peter Schwartz - Director to be nominated

Mr. Schwartz is a business economics consultant. Currently, he directs Anderson Economic Group’s 40 Wall Street office in New York City and works within that firm’s Strategy and Business Valuation practice area. Mr. Schwartz’s work has focused on commercial damages and franchising matters, including in the automotive and food and beverage industries; he also leads the firm’s coverage of the cannabis industry, and compiles reports for expert testimony. An authority in sports-related business, Mr. Schwartz covered that industry extensively as a journalist and has worked as executive management at sports-focused technology and venture capital firms. Mr. Schwartz has authored more than 100 published works as a reporter and staff writer at Forbes and Bloomberg News, where he specialized in compiling data-driven franchise valuations. His value reports have included analysis of professional sports teams across more than a dozen leagues worldwide. Additionally, Mr. Schwartz has written about hedge, mutual, and private equity funds; municipal bonds; and billionaires—and has been a frequent columnist in Forbes Magazine’s “Makers and Breakers” section, providing statistically-based stock market investment advice to readers. Mr. Schwartz previously wrote for Former U.S. President Bill Clinton and New York City’s bid for the Olympic Games. He is co-author of Baseball as a Road to God: Seeing Beyond the Game (Penguin Group, 2013), a New York Times bestselling book (non-fiction). Mr. Schwartz served as Presidential Research Scholar at New York University for five years, where he lectured and previously was the inaugural Lisa Goldberg Fellow in Law. He has earned degrees from the institution in the study of law (MA) and journalism/sports business management (BA). Prior to that, he was a visiting student at Yale University and a graduate of Upper Canada College.

Corporate Cease Trade Orders, Penalties and Bankruptcies

Other than as described below, to the knowledge of the Corporation, as of the date hereof, no director nominee:

(a)	is, or has been, within 10 years before the date hereof, a director, chief executive officer or chief financial officer of any company (including the Corporation) that:

(i)	was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer, or

(ii)

was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer;

(b)

is, or has been, within 10 years before the date hereof, a director or executive officer of any company (including the Corporation) that, while such Nominee was acting in that capacity, or within a year of such Nominee ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)

has, within 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangements, or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of such director nominee.

For the purposes of the above section, the term “order” means:

(a)	a cease trade order, including a management cease trade order;

(b)	an order similar to a cease trade order; or

(c)	an order that denied the relevant company access to any exemption under securities legislation,

that was in effect for a period of more than 30 consecutive days.

Other than as described below, to the knowledge of the Corporation, as of the date hereof, no director nominee has been subject to:

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body.

C. Authorizing the Board to Fix Director Number

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, to pass a special resolution approving and authorizing the Board to fix the number of directors of the Corporation as it deems appropriate between the minimum and maximum number set out in the Corporation’s articles (the “Resolution Authorizing the Board re Director Numbers”). Pursuant to section 125(3) of the Business Corporations Act (Ontario) (the “OBCA”), if the Articles of a corporation provide for a minimum and maximum number of directors, the directors may, if a special resolution of shareholders so provides, fix the number of directors and the number of directors to be elected at an annual meeting. The articles of incorporation of the Corporation provide that the Board shall consist of a minimum of one and a maximum of fifteen directors. Section 124(2) of the OBCA further provides that where a special resolution empowers directors to fix the number of directors in accordance with section 125(3) of the OBCA, the directors may appoint one or more directors between annual meetings, provided that the total number of directors of the Corporation does not exceed one and one-third times the number of directors elected at the previous meeting.

From time to time, the Board identifies individuals who could make a valuable contribution to the Corporation as a director. By adopting the proposed Resolution Authorizing Board re Director Numbers, this will allow the Board, subsequent to the next annual general meeting, to change the number of directors and appoint additional directors to augment the Board with different skills and expertise, with a view to enhancing value for the Shareholders.

At the Meeting, the Shareholders will be asked to pass the Resolution Authorizing the Board re Director Numbers, in the form set out below. The approval of the Resolution Authorizing the Board re Director Numbers will require the affirmative vote of 2/3 of the votes cast by the Shareholders present in person or represented by proxy at the Meeting.

“BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(a)

in accordance with section 125(3) of the Business Corporations Act (Ontario) (the “OBCA”), the directors shall be empowered and authorized to determine the number of directors of the Corporation and the number of directors of the Corporation to be elected at an annual meeting, within the minimum and maximum numbers provided for in the articles of the Corporation, by a resolution of the directors, subject to the provisions of the OBCA; and

(b)

any director or officer of the Corporation be and each of them is hereby authorized to do such things and to execute and deliver all such documents that such director or officer may, in his or her discretion, determine to be necessary or useful in order to give full effect to the intent and purpose of this resolution.”

Based on the foregoing, the Board unanimously recommends that Shareholders vote FOR the Resolution Authorizing Board re Director Numbers set out above.

Common Shares represented by proxies in favour of management nominees will be voted FOR the Resolution Authorizing Board re Director Numbers unless a Shareholder has specified in his, her or its proxy that his, her or its Common Shares are to be voted against the Resolution Authorizing Board re Director Numbers.

D. Appointment of Auditors

Management recommends the appointment of MNP LLP, Chartered Accountants (“MNP”), of Toronto, Ontario, as the auditor of the Corporation to hold office until the close of the next annual meeting of the Shareholders, or until their successor is appointed by the Board. MNP was appointed as the auditor of the Corporation on January 10, 2018, after the previous auditor, Wasserman Ramsay LLP, resigned.

In accordance with Part 4.11 of National Instrument 51-102 – Continuous Disclosure Obligations, a copy of the Corporation’s “Reporting Package”, which includes the Notice of Change of Auditor and letters from Wasserman Ramsay LLP, and MNP respecting the change of auditor, is attached hereto, and made a part hereof as Schedule “B”.

Common Shares represented by proxies in favour of the management nominees will be voted FOR the appointment of MNP LLP, Chartered Accountants, as the auditor of the Corporation and authorizing the directors of the Corporation to fix their remuneration, unless a Shareholder has specified in his proxy that his Common Shares are to be withheld from voting on the appointment of the auditor.

Audit Fees

The aggregate fees billed by the Corporation’s external auditors for professional services rendered for the audit of the consolidated financial statements of the Corporation and its subsidiaries were $2,000 in each of the fiscal years ended October 31, 2017, 2016 and 2015.

Audit Related Fees

The aggregate fees (including reimbursed expenses) billed by the Corporation’s external auditors for services related to the audit or review of the Corporation’s financial statements were $Nil in 2017, 2016 and 2015

Tax Fees

The aggregate fees (including reimbursed expenses) billed by the Corporation’s external auditors for the preparation of corporate tax returns, tax compliance, tax advice and tax planning services were $Nil in the fiscal year ended October 31, 2017, 2016 and 2015.

All Other Fees

The aggregate fees, including expenses reimbursed, billed by the Corporation’s external auditors for services rendered to the Corporation and its subsidiaries, other than the services described above, were $Nil in the fiscal year ended October 31, 2017, 2016 and 2015.

E. Ratification and Approval of the 10% Rolling Stock Option Plan

The Board is requesting shareholder approval and ratification of its new rolling stock option plan (the “Stock Option Plan”). The Board is authorized to grant options to purchase Common Shares (“Options”) for up to 10% of the issued and outstanding Common Shares from time to time.

The following information is intended to be a brief description of the Stock Option Plan and is qualified in its entirety by the full text of the Stock Option Plan, which is attached hereto as Schedule “C”.

The Stock Option Plan authorizes the Board to grant stock options to the officers, directors, employees, and consultants of the Corporation on the following terms:

1.

The number of Common Shares subject to each option is determined by the Board provided that the Stock Option Plan, together with all other previously established or proposed share compensation arrangements may not, during any 12 month period, result in:

(a)	the number of Common Shares reserved for issuance pursuant to stock options granted to any one person or entity exceeding 5% of the issued Common Shares of the Corporation; or

(b)

the issuance, within a one year period, to Insiders of the Corporation of a number of Common Shares exceeding 10%, or to one Insider of a number exceeding 5%, or to a consultant of a number exceeding 2%; or to employees or consultants (as defined by the Exchange on which the Common Shares are listed) who provides Investor Relations services of a number exceeding 1% (in the aggregate for all such employees or consultants) of the issued Common Shares of the Corporation.

2.

The aggregate number of shares which may be issued pursuant to options granted under the Stock Option Plan, may not exceed 10% of the issued and outstanding Common Shares of the Corporation as at the date of the grant.

3.

The exercise price of an option may not be lower than the greater of the closing market price of the Common Shares on the Canadian Securities Exchange on a) the trading day prior to the date of the grant of the stock options; and b) the date of grant of the stock options.

4.	The options may be exercisable for an exercise period determined by the Board in accordance with the rules and policies of the stock exchange on which the Common Shares are listed from time to time.

5.	The options are non-assignable, except in certain circumstances. The options can only be exercised by the optionee as long as the optionee remains an eligible optionee pursuant to the

Stock Option Plan or within a period of not more than 90 days (30 days for providers of investor relations services) after ceasing to be an eligible optionee or, if the optionee dies, within one year from the date of the optionee’s death.

6.	On the occurrence of a takeover bid, issuer bid or going private transaction, the Board will have the right to accelerate the date on which any option becomes exercisable.

As of the Record Date, the Corporation has 349,684,184 Common Shares issued and outstanding. This means that a total of 34,968,418 Options are currently available to be granted pursuant to the Stock Option Plan if the Stock Option Plan is approved by Shareholders at the Meeting. As of the date hereof, no Options had been granted pursuant to the Stock Option Plan and 34,968,418 Options were still available to be granted.

At the Meeting, Shareholders will be asked to pass an ordinary resolution as set out below. In order to be adopted, the resolution must be passed by a majority of the votes cast, in person or by proxy, at the Meeting:

“BE IT RESOLVED, AS AN ORDINARY RESOLUTION, THAT:

(a)

the rolling stock option plan (the “Stock Option Plan”) of Xanthic Biopharma Inc. (the “Corporation”) in the form set out as Schedule “C” to the Corporation’s management information circular dated January 11, 2018, is hereby ratified, confirmed and approved;

(b)

the Corporation is authorized to grant stock options pursuant and subject to the terms and conditions of the Stock Option Plan, as amended, entitling all of the option holders in aggregate to purchase up to such number of Common Shares of the Corporation as is equal to ten percent (10%) of the number of Common Shares of the Corporation issued and outstanding on the applicable grant date; and

(c)

any one officer or director of the Corporation is authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Corporation or otherwise, all such documents and other writings, including treasury orders, stock exchange and securities commission forms, as may be required to give effect to the true intent of this resolution.”

Based on the foregoing, the Board unanimously recommends that Shareholders vote FOR the resolution to ratify and approve the Stock Option Plan.

Common Shares represented by proxies in favour of management nominees will be voted FOR the ratification and approval of the Stock Option Plan, unless a Shareholder has specified in his, her or its proxy that his, her or its Common Shares are to be voted against the ratification and approval of the Stock Option Plan.

F. Approval of Share Consolidation

The Corporation seeks Shareholder approval at the Meeting for a special resolution to consolidate all of the issued and outstanding Common Shares (the “Consolidation”) on the basis of one post-Consolidation Common Share for up to eight (8) pre-Consolidation Common Shares, or a ratio that is less at the discretion of the Board, with the Consolidation to be implemented by the Board at any time prior to the next annual meeting of the Shareholders. On completion of the Consolidation, on a 1:8 basis, the 349,684,184 Common Shares that are currently issued and outstanding would be consolidated into 43,710,523 post-Consolidation Common Shares. The Consolidation remains subject to all required regulatory approvals.

Reasons for the Consolidation

Management of the Corporation expects that the Consolidation will provide flexibility in the capital structure of the Corporation in order to facilitate raising capital in the future while keeping the Corporation’s capital structure manageable.

Effect on Common Shares

The Consolidation will not materially affect the percentage ownership in the Corporation by the Shareholders even though such ownership will be represented by a smaller number of Common Shares. The Consolidation will merely proportionately reduce the number of Common Shares held by the Shareholders.

Effect on Convertible Securities

The exercise or conversion price and/or the number of Common Shares issuable under any outstanding convertible securities, including under outstanding Options, warrants, rights, and any other similar securities will be proportionately adjusted upon the implementation of the Consolidation, in accordance with the terms of such securities, on the same basis as the consolidation of the Common Shares.

Fractional Common Shares

If, as a result of the Consolidation, a Shareholder would otherwise be entitled to a fraction of a Common Share in respect of the total aggregate number of pre-consolidation Common Shares held by such Shareholder, no such fractional Common Share will be awarded. The aggregate number of Common Shares that such Shareholder is entitled to will, if the fraction is less than one half of one share, be rounded down to the next closest whole number of Common Shares, and if the fraction is at least one half of one share, be rounded up to one whole Common Share. Except for any change resulting from the rounding described above, the change in the number of Common Shares outstanding that would result from the Consolidation will cause no change in the stated capital attributable to the Common Shares.

Certain Risks Associated with the Consolidation

There can be no assurance that the total market capitalization of the Corporation (the aggregate value of all Common Shares at the market price then in effect) immediately after the Consolidation will be equal to or greater than the total market capitalization immediately before the Consolidation.

Notice of Consolidation and Letter of Transmittal

Prior to the completion of the Consolidation, the Corporation will provide Registered Shareholders with a letter of transmittal which will need to be duly completed and submitted by Registered Shareholders wishing to receive share certificates representing the post-Consolidation Common Shares to which he, she or it is entitled if the Corporation completes the Consolidation.

Procedure for Non-Registered Shareholders

Non-registered Shareholders holding the Common Shares through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Consolidation than those that will be put in place by the Corporation for Registered Shareholders. If you hold the Common Shares with such bank, broker, or other nominee and if you have questions in this regard, you are encouraged to contact your nominee to obtain instructions for processing the Consolidation.

Shareholder Approval

In accordance with the OBCA, the resolution approving the Consolidation must be approved by a majority of not less than two-thirds (2/3) of the votes cast by the Shareholders represented at the Meeting in person or by proxy.

At the Meeting, the following special resolution, with or without variation, will be placed before the Shareholders in order to approve the Consolidation:

“BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(a)

the Board be authorized, subject to approval of the applicable regulatory authorities, to take such actions as are necessary to consolidate, at any time following the date of this resolution but prior to the next annual meeting of shareholders of the Corporation, all of the issued and outstanding Common Shares on the basis that up to eight (8) pre-consolidation Common Shares, or a ratio that is less at the discretion of the Board, be consolidated into one post-consolidation Common Share;

(b)

despite the foregoing authorization, the Board may, at its absolute discretion, determine when such consolidation will take place and may further, at its discretion, determine not to effect such consolidation of all of the issued and outstanding Common Shares, in each case without requirement for further approval, ratification or confirmation by the Shareholders;

(c)	notwithstanding the foregoing, the Board is hereby authorized, without further approval of or notice to the Shareholders, to revoke this special resolution at any time before it is acted upon; and

(d)

any one or more directors and officers of the Corporation be authorized to perform all such acts, deeds and things and execute all such documents and other writings, as may be required to give effect to this special resolution.”

The foregoing special resolution permits the directors of the Corporation, without further approval by the Shareholders, to proceed with the Consolidation at any time following the date of this Meeting but prior to the next annual meeting of the Shareholders. Alternatively, the directors of the Corporation may choose not to proceed with the Consolidation if the directors, in their discretion, deem that it is no longer desirable to do so.

Common Shares represented by proxies in favour of management nominees will be voted FOR the approval of the Consolidation as set out above, unless a Shareholder has specified in his, her or its proxy that his, her or its Common Shares are to be voted against the special resolution approving the Consolidation.

Effective Date

Subject to applicable regulatory requirements, the Consolidation will be effective on the date on which articles of amendment of the Corporation are filed and certified by the Ministry, on which the directors of the Corporation determine to carry out the Consolidation.

If the Consolidation is approved, no further action on the part of the Shareholders will be required in order for the Board to implement the Consolidation.

G. Approval of Name Change

The Board is recommending that the corporate name of Aurquest Resources Inc. be changed to “Xanthic Biopharma Inc.” or such other name as may be determined by the Board (the “Name Change”). At the Meeting, Aurquest Shareholders will be asked to consider and, if deemed appropriate, to approve a special resolution approving the Name Change (the “Name Change Resolution”).

The Board has unanimously approved the Name Change Resolution and recommends that the Shareholders vote FOR the Name Change Resolution.

The Name Change Resolution must be approved by at least two-thirds of votes cast by the Shareholders present in person or represented by proxy at the Meeting. It is the intention of the persons named in the enclosed proxy, in the absence of instructions to the contrary, to vote the proxy FOR the Name Change Resolution.

“BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(a)

The Corporation is hereby authorized to amend its articles to change the Corporation’s name to “Xanthic Biopharma Inc.” or such other such other similar name approved by the Board and acceptable to the applicable regulatory authorities;

(b)	the articles of the Corporation be amended to reflect the foregoing;

(c)

Notwithstanding that this resolution has been passed by the Shareholders of the Corporation, the directors of the Corporation are hereby authorized and empowered without further notice to, or approval of, the Shareholders of the Corporation to not proceed with the change of the Corporation’s name or otherwise give effect to this resolution at any time prior to the same becoming effective and may revoke this resolution without further approval of the Shareholders; and

(d)

any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute, or to cause to be executed, whether under the corporate seal or otherwise, and to deliver or cause to be delivered all such other documents and instruments, and to do or cause to be done all such other acts and things as, in the opinion of such director or officer, may be necessary or desirable in order to carry out the intent of this resolution, the execution of any such document or the doing of any such other thing being conclusive evidence of such determination.”

Common Shares represented by proxies in favour of management nominees will be voted FOR the approval of the Name Change Resolution, unless a Shareholder has specified in his, her or its proxy that his, her or its Common Shares are to be voted against the special resolution approving the Name Change.

H. Change of Registered Office

Shareholders will be asked to consider, and if thought advisable, to pass with or without variation, a special resolution authorizing, confirming, and approving the change of the municipality in which the Corporation’s registered office is located from the Town of North York to the City of Toronto (the “Registered Office Change Resolution”). The registered office of the Corporation is currently located at 31 Sunset Trail, North York, Ontario M9M 1J4. If the Special Resolution is approved, the registered office of the Corporation will be changed to 77 King Street West, Suite 2905, Toronto, Ontario, M5K 1G8.

The Board has unanimously approved the Registered Office Change Resolution and recommends that the Shareholders vote FOR the Registered Office Change Resolution in order to facilitate the record keeping and day to day operations of the Corporation.

At the Meeting, the following special resolution, with or without variation, will be placed before the Shareholders in order to approve the Registered Office Change Resolution:

“BE IT IS RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(a)

Aurquest Resources Inc. (the “Corporation”) is hereby authorized and directed to proceed with a change to the municipality in which the Corporation’s registered office is located from the Town of North York, Ontario to the City of Toronto, Ontario; and

(b)

any one or more directors and officers of the Corporation be authorized to perform all such acts, deeds and things and execute all such documents and other writings, as may be required to give effect to this special resolution.”

The Registered Office Change Resolution must be approved by at least two-thirds of votes cast by the Shareholders present in person or represented by proxy at the Meeting. The Registered Office Change Resolution permits the directors of the Corporation, without further approval by the Shareholders, to proceed with the change of municipality of the registered office of the Corporation at any time following the date of the Meeting.

Common Shares represented by proxies in favour of management nominees will be voted FOR the approval of the Registered Office Change Resolution, unless a Shareholder has specified in his proxy that his or her Common Shares are to be voted against the Registered Office Change Resolution.

I. Repeal and Replace the By-Law

The Corporation’s previous by-law no. 1 was adopted in 1999 and is out of date. On December 11, 2017, the Board adopted By-Law No. 1B of the Corporation (the “By-Law”) as set out in Schedule “D”, being a general operating by-law relating to the transaction of the business and affairs of the Corporation in compliance with the provisions of the OBCA and applicable securities laws and regulations, and repealed all previous by-laws of the Corporation.

The adoption of the By-Law became effective upon being approved by the Board; however, under the OBCA, the Board is required to submit a resolution (the “By-Law Resolution”) to the Shareholders approving such adoption at the Meeting, at which time the Shareholders may confirm, reject, or amend the By-Law Resolution. The Shareholders will be asked to consider and, if deemed advisable, confirm by ordinary resolution, the By-Law Resolution.

The Board has determined that the By-Law Resolution is in the best interests of the Shareholders and unanimously recommends that Shareholders vote FOR the By-Law Resolution. The By-Law Resolution requires the approval of a simple majority of the votes cast at the Meeting, in person or by proxy, in order to be adopted, failing which the amendment to the By-Laws will cease to be effective.

Common Shares represented by proxies in favour of management nominees will be voted FOR the approval of the By-Law Resolution, unless a Shareholder has specified in his proxy that his or her Common Shares are to be voted against such resolution.

“BE IT RESOLVED, AS AN ORDINARY RESOLUTION, THAT:

(a)

By-Law No. 1B of the Corporation previously adopted by the board of directors of Aurquest Resources Inc. (the “Corporation”) on December 11, 2017, as set out in Schedule “D to the Corporation’s management information circular dated January 11, 2018, and repeal of all previous by-laws of the Corporation, is hereby confirmed and approved; and

(b)

any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute and deliver or cause to be executed and delivered, all such documents, agreements and instruments as are necessary or desirable to give effect to the foregoing resolution, and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or doing any such act or thing.”

Based on the foregoing, the Board unanimously recommends that Shareholders vote FOR the By-Law Resolution.

Common Shares represented by proxies in favour of management nominees will be voted FOR the By-Law Resolution, unless a Shareholder has specified in his, her or its proxy that his, her or its shares are to be voted against the confirmation of the By-Law Resolution.

EXECUTIVE COMPENSATION

Securities laws require that a “Statement of Executive Compensation” in accordance with Form 51-102F6V (“the Form”) be included in this Information Circular. The Form prescribes the disclosure requirements in respect of the compensation of named executive officers and directors of reporting issuers.

The term “named executive officer” (“NEO”) means the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) of the Corporation and each of the three most highly compensated officers, other than the CEO and CFO, who were serving as at the most recently completed fiscal year and whose salary and bonus in the aggregate exceeded $150,000.

Based on these requirements, for the fiscal years ended October 31, 2017, 2016 and 2015, the only NEO of the Corporation for whom disclosure is required is Mr. Dominique Monardo, who served as the CEO and CFO of the Corporation.

In the last three fiscal years ended October 31, 2017, 2016 and 2015, the Corporation did not pay compensation, in any form, to Mr. Monardo, which was decided by the Board. Considerations included the lack of current operations and the lack of financial resources of the Corporation.

The Board expects to convene a compensation committee following the Meeting, and expects that the Compensation Committee to review and set the objectives of the Corporation’s executive compensation arrangements, the Corporation’s executive compensation philosophy and the application of this philosophy to the Corporation’s executive compensation arrangements.

When determining the compensation arrangements for the executive officers of the Corporation, the Compensation Committee will consider the objectives of: (i) retaining an executive critical to the success of the Corporation and the enhancement of Shareholder values; (ii) providing fair and competitive compensation; (iii) balancing the interests of management and Shareholders of the Corporation; and (iv) rewarding performance, both on an individual basis and with respect to the business in general.

The following table provides a summary of total compensation earned during each of the 12 month periods ended October 31, 2017, 2016 and 2015, respectively, by the Company’s CEO and CFO for services rendered in all capacities during such period.

SUMMARY COMPENSATION TABLE
Name and Principal Position of Named Executive Officer	Twelve Months Ended Oct. 31	Salary (CDN$)	Option- Based Awards (CDN$)	Non-Equity Incentive Plan Compensation		All Other Compensation (CDN$)	Total Compensation (CDN$)
				Annual Incentive Plans (CDN$)	Long-Term Incentive Plans (CDN$)
Dominique Monardo(1)	2017	Nil	Nil	Nil	Nil	Nil	Nil
CEO & CFO	2016	Nil	Nil	Nil	Nil	Nil	Nil
	2015	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1)	Mr. Monardo was first appointed as a director of the Corporation on June 19, 1995.

Termination and Change of Control Benefits and Management Contracts

As at October 31, 2017 and during the fiscal year ended October 31, 2017, there were no contracts, agreements or plans of arrangement that provide for payment to an NEO at, following or in connection with any termination (whether voluntary, involuntary, or constructive), resignation, retirement, a change in control of the Corporation or a change in an NEO’s responsibilities.

Compensation of Directors

The Corporation did not pay any fees or any other compensation to directors for serving on the Board (or any subcommittee) during the fiscal years ended October 31, 2017, 2016 and 2015. The Board expects that the Compensation Committee will review director compensation as part of its review of executive compensation arrangements following the Meeting.

Securities authorized for issuance under the Equity Compensation Plan

The Corporation did not have any equity compensation plan as at October 31, 2017.

STATEMENT OF CORPORATE GOVERNANCE MATTERS

Corporate Governance

Corporate governance relates to the activities of the Board, the members of which are elected by and are accountable to the Shareholders, and takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day-to-day management of the Corporation. National Policy 58-201 - Corporate Governance Guidelines (“NP 58-201”) establishes corporate governance guidelines which apply to all public companies. These guidelines are not intended to be prescriptive but to be used by issuers in developing their own corporate governance practices. The Board is committed to sound corporate governance practices, which are both in the interest of its Shareholders and contribute to effective and efficient decision making.

Pursuant to National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58-101”), the Corporation is required to disclose its corporate governance practices, as summarized below. The Board will continue to monitor such practices on an ongoing basis and, when necessary, implement such additional practices as it deems appropriate.

Board of Directors

On December 15, 2017, of the three previous directors of the Corporation, all three resigned, and the Board was reconstituted to be comprised of Mr. Tim Moore, Mr. Igor Galitsky, Dr. Shafik Dharamshi. Dr. Gunther Hintz, Carli Posner, David Lubotta and Peter Schwartz, the four new director nominees, are all independent of management within the meaning of NI 58-101.

NI 58-101 defines an “independent director” as a director who has no direct or indirect material relationship with the Corporation. A “material relationship” is in turn defined as a relationship which could, in the view of the Board, reasonably be expected to interfere with such member’s independent judgment.

Mr. Tim Moore is not considered “independent” as a result of his current position as CEO of the Corporation. Mr. Igor Galitsky is not considered “independent” as a result of his being the President of the Corporation. The remaining director, Dr. Shafik Dharamshi is considered to be an independent director since he is independent of management and free from any material relationship with the Corporation. Mr. Dharamshi has not been employed by the Corporation, received remuneration from the Corporation or had material contracts with or material interests in the Corporation which could interfere with his ability to act with a view to the best interests of the Corporation.

Other Reporting Issuer Directorships

None of the directors or director nominees of the Corporation currently hold directorships in other reporting issuers.

Orientation and Continuing Education

Each new director is given an outline of the nature of the business of the Corporation, its corporate strategy, and current issues within the Corporation. New directors are also required to meet with management of the Corporation to discuss and better understand the Corporation’s business and are given the opportunity to meet with counsel to the Corporation to discuss their legal obligations as directors of the Corporation.

In addition, management of the Corporation takes steps to ensure that its directors and officers are continually updated as to the latest corporate and securities policies which may affect the directors, officers, and committee members of the Corporation as a whole. The Corporation continually reviews the latest securities rules and policies. Any such changes or new requirements are then brought to the attention of the Corporation’s directors either by way of director or committee meetings or by direct communications from management to the directors.

Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by the Corporation’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual directors’ participation in the decision making of the Board in which the director has an interest as well as adherence to the standards contained in the Corporation’s Code of Business Conduct and Ethics have been sufficient to ensure that the Board operates independently of management and in the best interests of the Corporation. Further, the Corporation’s auditor has full and unrestricted access to the audit committee of the Corporation (the “Audit Committee”) at all times to discuss the annual audits of the Corporation’s financial statements and any related findings as to the integrity of the financial reporting process.

Nomination of Directors

The Board expects to meet at least annually in order to: (a) review the Board’s Corporate Governance guidelines and all Committee’s Charters to ensure that they are consistent with sound governance principles, and recommending any proposed changes to the Board for approval; (b) develop, and periodically update, a Code of Business Ethics (the “Code”), and ensure that management has established a system to disseminate and monitor compliance of the Code and is enforcing its application; (c) in consultation with the Audit Committee, monitor and review the Corporation’s policies and procedures relating to compliance with laws and regulations and its Code; (d) consider what competencies and skills the Board, as a whole, should possess and seeking individuals qualified to become Board members, including evaluating persons suggested by share owners or others; (e) recommend the director nominees for the next annual meeting of Shareholders; (f) review the composition of each Board committee; and (g) develop and perform an annual assessment process for the Board and each Committee of the Board.

Compensation

Currently, the Board oversees director and executive compensation. The Corporation anticipates convening a Compensation Committee after the Meeting. The Compensation Committee is expected to meet at least twice annually and is responsible for making recommendations to the Board regarding: (a) CEO compensation; (b) compensation of other executives; (c) incentive compensation plans; and (d) employment agreements, severance agreements, retirement agreements, change of control agreements and provisions, and any special or supplemental benefits for each officer of the Corporation. The Board then determines whether to adopt such recommendations as submitted or otherwise.

Other Board Committees

Board has an Audit Committee, the details of which are provided below.

Assessment of Board Performance

The Board monitors the adequacy of information given to directors, communication between the Board and management and the strategic direction and processes of the Board and committees.

AUDIT COMMITTEE INFORMATION

The Audit Committee is responsible for the Corporation’s financial reporting process and the quality of its financial reporting. In addition to its other duties, the Audit Committee reviews all financial statements, annual and interim, intended for circulation among Shareholders and reports upon these to the Board. In addition, the Board may refer to the Audit Committee other matters and questions relating to the financial position of the Corporation. In performing its duties, the Audit Committee maintains effective working relationships with the Board, management and the external auditors and monitors the independence of those auditors. The Audit Committee has formally adopted an Audit Committee charter, which sets forth purposes of the Audit Committee and guidelines for its practices. The full text of the Audit Committee Charter is annexed hereto as Schedule “A”.

The members of the Audit Committee will be: Messrs. Peter Schwartz (Chairman), David Lubotta and Igor Galitsky, all of whom are financially literate. As Mr. Igor Galitsky is the President of the Corporation, he is not independent of management within the meaning of NI 58-101. Each of Mr. Peter Schwartz and Mr. David Lubotta are independent of management within the meaning of NI 58-101.

The Corporation is relying on the exemption pursuant to Section 6.1 of National Instrument 52-110 “Audit Committees” (“NI 52-110”) (Venture Issuers). Thus, the composition of the Audit Committee complies with the requirements and the provisions of NI 52-110 of the Canadian Securities Administrators.

Composition of the Audit Committee

The following are the members or proposed members of the Audit Committee. Their biographies are set out under the heading “Matters to be Acted Upon at the Meeting – Election of Directors”.

Name	Independent /Not Independent (1)	Financial literacy (1)
Peter Schwartz (2)	Independent	Financially literate

David Lubotta	Independent	Financially literate

Igor Galitsky	Non-Independent	Financially literate

Notes:

(1)	Terms have their respective meanings ascribed in NI 52-110.
(2)	Mr. Schwartz will be appointed as the Chairman of the Audit Committee.

Audit Committee Member Information

The following table describes the education and experience of each current or proposed Audit Committee member that is relevant to the performance of his responsibilities as an Audit Committee member:

Peter Schwartz

Mr. Schwartz is currently business economics consultant with Anderson Economics Group within the firm’s Strategy and business valuations practice. Mr. Schwartz leads the firm’s coverage of the cannabis industry, and compiles reports for expert testimony. Mr. Schwartz has degrees with concentrations in law, and sports business management, from New York University. Prior to that he was a visiting student at Yale University and graduate of Upper Canada College.

David Lubotta

Mr. Lubotta has a solid track record of innovative and entrepreneurial accomplishments. With over 20 years of experience in business, Mr. Lubotta brings an admirable depth of leadership. Mr. Lubotta is a Principal in Red Team Wins (RTW is a leader in the agency sector of the vastly growing E-gaming/E-sports industry). Mr. Lubotta is also the founder and current Co-Chairman of CoolSafe Enterprises (an innovative product for the Resort and Hotel Industry). In addition to this Mr. Lubotta recently founded Block Rock Capital, a merchant bank focusing on investing, acquiring and partnering with companies in the BlockChain and Crypto currency industry. Mr. Lubotta is currently a special advisor to the

International WELL Building Institute (IWBI) and the Canadian partner of DELOS. Mr. Lubotta co-founded and remains a partner in Sygnus Ventures with Leonard Asper. Sygnus Ventures was established in 2011 in order to make investments in early stage technology and new media companies. Mr. Lubotta has recently been involved as a corporate advisor and partner to Creative Wealth Media (a film/content development and finance fund), RYU (a leader in the active wear and apparel industry), and Anthem Media (a specialty media company focusing on Sports and Entertainment). Mr. Lubotta also held the position of Executive Vice President of Northern Citadel Bancorp, where he oversaw the mortgage trust and investment operations of the organization. Preceding Northern Citadel, Mr. Lubotta held the position of Senior Corporate Advisor to the CEO of CanWest Global Communications Corp. He was also the Managing Director at Karl Prince von Thurn and Taxis LLC, a merchant bank based in New York and Central Europe. Mr. Lubotta brings with him an impressive background in the real estate industry where he worked some of North America’s most active developers in joint ventures, acquisitions of real estate assets. He holds a Masters of Business Administration from Kellogg at the University of Northwestern.

Igor Galitsky

Mr. Galitsky has been an entrepreneur and business owner for over a decade. He was one of the first applicants to receive a license under the Marijuana Medical Access Regulations for both personal and designated production in Canada.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Since the beginning of the last completed financial year and up to the date hereof, no director, executive officer or employee or former executive officer, director, or employee of the Corporation or any of its subsidiaries has been indebted to the Corporation.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person, director, executive officer, nominee for director, any person who beneficially owns, directly or indirectly, Common Shares carrying more than 10% of the voting rights attached to all outstanding Common Shares of the Corporation, nor any associated or affiliate of such persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any transaction or any proposed transaction which has materially affected or would materially affect the Corporation.

OTHER BUSINESS

Management of the Corporation knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if matters not now known to management should come before the Meeting, Common Shares represented by proxies solicited by management will be voted on each such matter in accordance with the best judgment of the nominees voting same.

REGISTRAR AND TRANSFER AGENT

Capital Transfer Agency, at 920-390 Bay Street, Toronto, Ontario M5H 2Y2, is the registrar and transfer agent for the Corporation’s Common Shares.

ADDITIONAL INFORMATION

Additional information relating to the Corporation can be found on SEDAR at www.sedar.com. Financial information is provided in the Corporation’s comparative financial statements and management discussion and analysis. Copies of the Corporation’s financial statements and management discussion and analysis may be obtained, without charge, upon request to the Corporate Secretary at Fogler, Rubinoff LLP, 77 King St. W, Suite 3000, Toronto, Ontario M5K 1G8.

APPROVAL OF DIRECTORS

The contents and the sending of this Information Circular have been approved by the directors of the Corporation.

DATED at Toronto, Ontario this 11th day of January 2018.

(signed) “Tim Moore”

Tim Moore

Chief Executive Officer

SCHEDULE “A”

AURQUEST RESOURCES INC.

(the “Corporation”)

AUDIT COMMITTEE CHARTER

1	Purpose

The audit committee (the “Committee”) will assist the Board of Directors of the Corporation (the “Board”) in fulfilling its responsibilities. The Committee will review the financial reporting process, the system of internal control and management of financial risks, the audit process, and the Corporation’s process for monitoring compliance with laws and regulations and its own code of business conduct as it relates to financial reporting and disclosure. In performing its duties, the Committee will maintain effective working relationships with the Board, management, and the external auditors and monitor the independence of those auditors. The Committee will also be responsible for reviewing the Corporation’s financial strategies, its financing plans and its use of the equity and debt markets.

To perform his or her role effectively, each Committee member will obtain an understanding of the responsibilities of committee membership as well as the Corporation’s business, operations, and risks.

2	Committee Membership

The Committee shall consist of no fewer than three members, a majority of whom shall not be officers or employees of the Corporation or any of its affiliates and who shall meet the independence requirements of Canadian securities laws and any stock exchange on which the Common Shares of the Corporation are listed from time to time. The members and chair of the Committee (the “Chair”) shall be appointed and removed by the Board.

3	Committee Meetings

The Committee shall meet quarterly each year. The Chairman will schedule regular meetings, and additional meetings may be held at the request of two or more members of the Committee, the CEO, or the Chairman of the Board. External auditors may convene a special meeting if they consider that it is necessary.

The Committee may invite such other persons (e.g. the CEO and/or CFO) to its meetings, as it deems appropriate. The external auditors should be present at each quarterly audit committee meeting and should be expected to comment on the financial statements in accordance with best practices.

The Committee shall keep adequate minutes of all its proceedings, and the Chair will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each Committee meeting and any action taken by unanimous consent.

4	Committee Authority and Responsibilities

In carrying out its responsibilities, the Committee will:

4.1	Gain an understanding of whether internal control recommendations made by external auditors have been implemented by management.

4.2	Gain an understanding of the current areas of greatest financial risk and whether management is managing these effectively.

4.3	Review the Corporation’s strategic and financing plans to assist the Board’s understanding of the underlying financial risks and the financing alternatives.

4.4	Review management’s plans to access the equity and debt markets and to provide the Board with advice and commentary.

4.5	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

4.6	Review any legal matters which could significantly impact the financial statements as reported on by the general counsel and meet with outside counsel whenever deemed appropriate.

4.7

Review the annual and quarterly financial statements including Management’s Discussion and Analysis and determine whether they are complete and consistent with the information known to committee members; determine that the auditors are satisfied that the financial statements have been prepared in accordance with International Financial Reporting Standards, stock exchange requirements and governmental regulations.

4.8	Pay particular attention to complex and/or unusual transactions such as those involving derivative instruments and consider the adequacy of disclosure thereof.

4.9	Focus on judgmental areas, for example those involving valuation of assets and liabilities and other commitments and contingencies.

4.10	Review audit issues related to the Corporation’s material associated and affiliated companies that may have a significant impact on the Corporation’s equity investment.

4.11	Meet with management and the external auditors to review the annual financial statements and the results of the audit.

4.12	Assess the fairness of the interim financial statements and disclosures, and obtain explanations from management on whether:

a.	actual financial results for the interim period varied significantly from budgeted or projected results;

b.	generally accepted accounting principles have been consistently applied;

c.	there are any actual or proposed changes in accounting or financial reporting practices; and

d.	there are any significant or unusual events or transactions which require disclosure and, if so, consider the adequacy of that disclosure.

4.13	Review the external auditors’ proposed audit scope and approach and ensure no unjustifiable restriction or limitations have been placed on the scope.

4.14	Review the performance of the external auditors and approve in advance provision of services other than auditing.

4.15	Consider the independence of the external auditors, including reviewing the range of services provided in the context of all consulting services bought by the Corporation.

4.16	Make recommendations to the Board regarding the reappointment of the external auditors.

4.17	Meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

4.18	Endeavour to cause the receipt and discussion on a timely basis of any significant findings and recommendations made by the external auditors.

4.19

Obtain regular updates from management and the Corporation’s legal counsel regarding compliance matters, as well as certificates from the CFO as to required statutory payments and bank covenant compliance and from senior operating personnel as to permit compliance.

4.20	Ensure that the Board is aware of matters which may significantly impact the financial condition or affairs of the business.

4.21	Perform other functions as requested by the full Board.

4.22	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

4.23	Review and update the charter; receive approval of changes from the Board.

SCHEDULE “B”

AURQUEST RESOURCES INC.

(the “Corporation”)

NOTICE OF CHANGE OF AUDITORS

AURQUEST RESOURCES INC

Notice of Change of

Auditor

Pursuant to NI 51-102 (Part 4.11)

To:	Ontario Securities Commission

Alberta Securities Commission

British Columbia Securities Commission

Quebec Securities Commission

Nova Scotia Securities Commission

And to: Re:

WASSERMAN RAMSAY LLP

MNP LLP Notice of Change of Auditor

TAKE NOTICE THAT:

Pursuant to National Instrument 51-102 Continuous Disclosure Obligations, Aurquest Resources Inc. (the “Company”) advises that effective January 10 2018 (the “Effective Date”), Wasserman Ramsay LLP (the “Former Auditors”) have resigned, at the Company’s request, as the auditors of the Company, and that MNP, LLP (the “Successor Auditors”) have been appointed as the Company’s auditors in their place.

The resignation of the Former Auditors and the appointment of the Successor Auditor was approved by the Company’s Board of Directors. The Company will ask that the shareholders of the Company ratify the appointment of MNP, LLP at the next annual meeting of the shareholders of the Company.

There have been no reservations in the Former Auditor’s reports in connection with the audits of the two most recently completed fiscal years.

There are no reportable events, including disagreements, consultations or unresolved issues, as such terms are defined in National Instrument 51-102.

Dated this 10th day of January, 2018.

AURQUEST RESOURCES INC

/s/ Tim Moore
Name: Tim Moore
Title: Chief Executive Officer

77 King Street West, Suite 2905, Toronto-Dominion Centre,

Toronto, Ontario, Canada M5K 1G8

January 12, 2018

Ontario Securities Commission

Alberta Securities Commission

British Columbia Securities Commission

Quebec Securities Commission

Nova Scotia Securities Commission

Dear Sirs/Mesdames:

Re:	Aurquest Resources Inc. (“Aurquest”)
Notice Pursuant to NI 51-102 - Change of Auditor

As required by the National Instrument 51-102 and in connection with our proposed engagement as auditor of Aurquest, we have reviewed the information contained in Aurquest’s Notice of Change in Auditor, dated January 10, 2018, and agree with the information contained therein, based upon our knowledge of the information relating to the said notice and of Aurquest at this time, except that we have no basis to agree or disagree with the statement that there have been no reportable events during the period that Wasserman Ramsay LLP has been auditor of Aurquest Resources Inc.

Yours truly,

Chartered Professional Accountants

Licensed Public Accountants

5140 Yonge Street, Suite 2250, Toronto, Ontario, Canada M2N 6L7 Tel. (416) 226-4631 Fax (416) 226-9562 email: wram@wassermanramsay.ca

January 11, 2018

Ontario Securities Commission

Alberta Securities Commission

British Columbia Securities Commission

Quebec Securities Commission

Nova Scotia Securities Commission

Re:	Aurquest Resources Inc. (the “Company”) - Notice Pursuant to National Instrument 51-102 Change of Auditor

We have read the Notice of Change of Auditor of the Company dated January 10, 2018 concerning our resignation as auditors of the Company.

In accordance with National Instrument 51-102, we advise that we are in agreement with the information contained in the above mentioned Notice.

Yours truly,

/s/ Wasserman Ramsay
WASSERMAN RAMSAY, CHARTERED ACCOUNTANTS

cc.	Aurquest Resources Inc.

SCHEDULE “C”

AMENDED AND RESTATED ROLLING STOCK OPTION PLAN

XANTHIC BIOPHARMA INC.

(formerly Aurquest Resources Inc.)

ARTICLE 1

GENERAL

1.1 Purpose

The purpose of this amended and restated rolling stock option plan (this “Plan”) is to advance the interests of Xanthic Biopharma Inc. (the “Company”) and/or its Affiliates by:

(a)	providing Eligible Persons with additional performance incentives;

(b)	encouraging Share ownership by Eligible Persons;

(c)	increasing the proprietary interest of Eligible Persons in the success of the Company and/or its Affiliates;

(d)	encouraging Eligible Persons to remain with the Company and/or its Affiliates; and attracting new Directors, Officers, Employees and Consultants to the Company and/or its Affiliates.

1.2 Definitions

For the purposes of this Plan, the following terms have the respective meanings set forth below:

(a)	“Affiliate” has the meaning ascribed thereto in the CSE Policies;

(b)	“Associate” has the meaning ascribed thereto in the CSE Policies;

(c)

“Blackout Period” means the time period, commonly referred to as the “blackout period”, determined by the Company in accordance with its trading policies pursuant to which directors, officers, employees and others are prohibited from trading in the securities of the Company (which may also include exercising options granted under the Plan) and, for greater certainty, Blackout Period shall not include any period in which there is a prohibition on trading in securities of the Company as a result of a cease trade or other order of any securities commission or regulatory authority;

(d)	“Board” means the board of directors of the Company;

(e)	“Change of Control” means the occurrence of any one or more of the following:

i)

a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Company or any of its Affiliates and another corporation or entity, as a result of which the holders of Shares prior to the completion of the transaction hold less than 50% of the outstanding shares or interests of the successor Legal Person after completion of the transaction;

ii)

the sale, lease, exchange or other disposition, in a single transaction or a series of related transactions, of assets, rights or property of the Company and/or any of its subsidiaries which have an aggregate book value greater than 50% of the book value of the assets, rights and property of the Company and its subsidiaries on a consolidated basis to any other person or entity, other than a disposition to a wholly-owned subsidiary of the Company in the course of a reorganization of the assets of the Company and its subsidiaries;

iii)	a resolution is adopted to wind up, dissolve or liquidate the Company;

iv)

any person, entity or group of persons or entities acting jointly or in concert, other than an Insider (an “Acquiror”) acquires, or acquires control (including, without limitation, the right to vote or direct the voting of) of voting securities of the Company which, when added to the voting securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror (or its Associates or Affiliates) to cast or to direct the casting of 50% or more of the votes attached to all of the Company’s outstanding voting securities which may be cast to elect directors of the Company or the successor corporation (regardless of whether a meeting has been called to elect directors); or

v)	as a result of or in connection with

(A)	a contested election of directors; or

(B)	consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Company or any of its Affiliates and another corporation or entity,

the nominees named in the most recent management information circular of the Company for election to the Board shall not constitute a majority of the Board.

(f)	“Committee” has the meaning ascribed thereto in Section 2.1;

(g)	“Company” means Xanthic Biopharma Inc., a company incorporated under the Business Corporations Act (Ontario) and its successor corporations;

(h)	“Consultant” means an individual (other than an Employee or a Director of the Company) or Legal Person that:

i)

is engaged to provide, on an ongoing bona fide basis, consulting, technical, management or other services to the Company or to an Affiliate of the Company, other than services provided in relation to a Distribution;

ii)	provides legal services under a written contract between the Company or an Affiliate and the individual or the Legal Person, as the case may be;

iii)	in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate of the Company; and

iv)	has a relationship with the Company or an Affiliate of the Company that enables the individual to be knowledgeable about the business and affairs of the Company;

(i)	“Consultant Company” means a Consultant that is a Legal Person;

(j)	“CSE” means the Canadian Securities Exchange or any successor thereto;

(k)	“CSE Policies” means the rules and policies of the CSE, as amended, supplemented or replaced from time to time;

(l)	“Director” means a member of the Board;

(m)

“Disinterested Shareholder Approval” means approval by a majority of the votes cast by all the Company’s shareholders at a duly constituted shareholders’ meeting, excluding votes attached to shares beneficially owned by Insiders to whom Options may be granted under this Plan and their Associates;

(n)	“Distribution” has the meaning ascribed thereto in the CSE Policies;

(o)	“Eligible Person” means:

i)	a Director, Officer, Employee, or Consultant of the Company or of an Affiliate of the Company;

ii)	a Management Company Employee;

iii)	a company (other than a Consultant Company) wholly-owned by individuals who are Eligible Persons; and Consultant Companies;

(p)	“Employee” has the meaning ascribed thereto in the CSE Policies;

(q)	“Insider” means an insider as defined under the CSE Policies;

(r)

“Legal Person” unless specifically indicated otherwise, means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual;

(s)	“Investor Relations Activities” has the meaning ascribed thereto in the CSE Policies;

(t)

“Management Company Employee” means an individual employed by a person providing management services to the Company or an Affiliate of the Company, which are required for the ongoing successful operation of the Company or an Affiliate, but excluding a person engaged in Investor Relations Activities;

(u)	“Market Price” has the meaning ascribed thereto in the CSE Policies;

(v)	“Officer” means an officer of the Company or of an Affiliate of the Company;

(w)

“Option” means an option granted to an Eligible Person in accordance with the terms of this Plan to purchase Shares from the Company upon the exercise of the Option and upon payment of the exercise price;

(x)	“Option Agreement” means a written agreement between the Company and an Optionee that sets forth the terms, conditions and limitations applicable to an Option;

(y)	“Option Period” means the period during which an Option may be exercised;

(z)	“Optioned Shares” means the Shares for which an Option is or may become exercisable;

(aa)	“Optionee” means an Eligible Person to whom an Option has been granted under the terms of the Plan or who holds an Option that is otherwise subject to the terms of the Plan;

(bb)	“Outstanding Shares” means, at any particular time, the number of Shares then issued and outstanding, calculated on a non-diluted basis;

(cc)	“Plan” means this Amended and Restated Rolling Stock Option Plan of the Company, as amended, supplemented or replaced from time to time;

(dd)

“Retirement” means, in respect of an Employee, Officer or Consultant of the Company or its Affiliate, ceasing to be an Employee, Officer or Consultant of the Company or its Affiliate, as the case may be, after attaining a stipulated age in accordance with the Company’s retirement policy in effect from time to time or earlier with the Company’s consent;

(ee)

“Shares” means the common shares in the capital of the Company as constituted on the date hereof and any shares of the Company into which such common shares may be changed, reclassified, subdivided, consolidated or converted, whether by reason or an amalgamation, merger or other capital reorganization;

(ff)	“Take-over Bid” means a take-over bid, as defined in the Securities Act (Ontario), which is a “formal bid” as defined in the Securities Act (Ontario), and which is made:

i)	for all of the issued and outstanding Shares of any one or more classes of shares in the capital of the Company; or

ii)	for all of the issued and outstanding Shares of any one or more classes of Shares in the capital of the Company other than:

(A)	those Shares in the capital of the Company which are then owned by the offeror under such Take-over Bid; and/or

(B)	those Shares in the capital of the Company which the offeror under such Take-over Bid then otherwise has, directly or indirectly, the right to acquire; and

(gg)	“Termination” means:

i)

in the case of an Employee, the termination of the employment of the Employee by the Company or its Affiliate or cessation of employment of the employee with the Company or its Affiliate as a result of resignation or otherwise (other than through the Retirement of the Employee);

ii)

in the case of a Management Company Employee, the termination of the employment of the Management Company Employee by his or her employer or cessation of employment of the employee with his or his employer for any reason;

iii)	in the case of an Officer, the removal of or failure to re-appoint the individual as an Officer of the Company or its Affiliate (other than through Retirement of an Officer); and

iv)	in the case of a Consultant, the termination of the services of a Consultant by the Company or its Affiliate (other than through the Retirement of a Consultant).

ARTICLE 2

ADMINISTRATION

2.1 Establishment of Committee

The Plan will be administered by the Board or, if appointed, by a special committee consisting of two or more Directors appointed or designated from time to time by the Board (such committee, the “Committee”).

(a)	Power and Authority of Board or Committee

Subject to the provisions of the Plan, the Board or Committee shall have authority to, among other things,

i)	grant Options to purchase Shares to Eligible Persons;

ii)	determine the terms, including the limitations, restrictions and conditions, if any, upon such grants;

iii)	construe and interpret the Plan and all Option Agreements entered into thereunder,

iv)	define the terms used in the Plan and in all Option Agreements entered into thereunder, and

v)

prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board or Committee shall be binding and conclusive on all parties, including, without limitation, all participants under the Plan and their heirs, successors, personal representatives and beneficiaries. No member of the Board or Committee shall be liable for anything done or omitted to be done by such member, by any other member of the Board or Committee or by any Officer of the Company, in connection with the performance of any duties under the Plan, except those which arise from willful misconduct or as expressly provided by statute.

(b)	Costs of Administration

The Company shall pay all administrative costs of the Plan.

ARTICLE 3

STOCK OPTION PLAN

3.1 Eligibility

(a)

Subject to the provisions of this Plan, the Board or Committee may from time to time grant Options to purchase Shares to Eligible Persons. The granting of Options is entirely at the discretion of the Board or Committee and nothing in this Plan shall be interpreted so as to give any person any right to participate in this Plan or to be granted Options hereunder. The granting of Options to any Eligible Person at any time does not guarantee such Eligible Person the right to receive additional Options in the future. The Board or Committee shall consider such factors as it deems pertinent in determining which Eligible Persons shall be entitled to participate in the Plan, to be granted Options hereunder and the amounts and terms of such Options;

(b)

For stock options granted to Employees, Consultants or Management Company Employees, the Company and the Optionee are responsible for ensuring and confirming that the Optionee is a bona fide Employee, Consultant or Management Company Employee, as the case may be; and

(c)	Subject to any applicable regulatory approvals, Options may also be granted under the Plan:

i)

in exchange for outstanding Options granted by the Company or any predecessor Company thereof or any Affiliate thereof, whether such outstanding options were granted under the Plan, under any other stock option plan of the Company or any predecessor Company or any Affiliate thereof, or under any stock option agreement with the Company or any predecessor Company or Affiliate thereof; and

ii)

in substitution for outstanding options of one or more other companies in connection with a plan of arrangement or exchange, amalgamation, merger, consolidation, acquisition of property or shares, or other reorganization between or involving such other companies and the Company or any of its Affiliates.

(d)	Number of Shares Reserved under the Plan:

i)

The aggregate maximum number of Shares reserved for issuance under this Plan at any given time shall not exceed 10% of the Outstanding Shares as of the grant date of an Option hereunder, subject to adjustment in accordance with Section 3.3. If any Option granted pursuant to the Plan expires, is forfeited, terminated or otherwise lawfully cancelled for any reason whatsoever without having been exercised in full, the Optioned Shares that were issuable thereunder shall be returned to the Plan and will be available again for an Option grant under the Plan;

ii)

The aggregate number of Shares reserved for issuance pursuant to Options granted to Insiders at any given time, or within a 12-month period, shall not exceed 10% of the Outstanding Shares, unless Disinterested Shareholder Approval is obtained. The aggregate number of Shares reserved for issuance pursuant to Options granted to any one person or entity within any 12-month period shall not exceed 5% of the Outstanding Shares, unless Disinterested Shareholder Approval is obtained;

iii)	The aggregate number of Options granted to any one Consultant in any 12-month period must not exceed 2% of the Outstanding Shares, calculated at the date the Option is granted; and

iv)

The aggregate number of Options granted to persons employed to provide Investor Relations Activities in any 12-month period must not exceed 1% of the Outstanding Shares, calculated at the date the Option is granted.

(e)	Adjustment in Shares Subject to the Plan

i)

Following the date an Option is granted, the exercise price for and the number of Optioned Shares which are subject to an Option will be adjusted, with respect to the then unexercised portion thereof, by the Board or Committee from time to time (on the basis of such advice as the Board or

Committee considers appropriate, including, if considered appropriate by the Board or Committee, a certificate of the auditor of the Company) in the events and in accordance with the provisions and rules set out in this Section 3.3, with the intent that the rights of Optionees under their Options are, to the extent possible, preserved notwithstanding the occurrence of such events. The Board or Committee will conclusively determine any dispute that arises at any time with respect to any adjustment pursuant to such provisions and rules, and any such determination will be binding on the Company, the Optionee and all other affected parties.

ii)

The number of Optioned Shares to be issued on the exercise of an Option shall be adjusted from time to time to account for each dividend of Shares (other than a dividend in lieu of cash dividends paid in the ordinary course), so that upon exercise of the Option for an Optioned Share the Optionee shall receive, in addition to such Optioned Share, an additional number of Shares (“Additional Shares”), at no further cost, to adjust for each such dividend of Shares. The adjustment shall take into account every dividend of Shares that occurs between the date of the grant of the Option and the date of exercise of the Option for such Optioned Share. If there has been more than one such dividend, the adjustment shall also take into account that the dividends that are later in time would have been distributed not only on the Optioned Share had it been outstanding, but also on all Additional Shares which would have been outstanding as a result of previous dividends.

iii)

If the Shares are changed into or exchanged for a different number of Shares or into or for other securities of the Company or securities of another corporation or entity, whether through an arrangement, amalgamation or other similar procedure or otherwise, or a share recapitalization, subdivision or consolidation, then on each exercise of the Option which occurs following such events, for each Optioned Share for which the Option is exercised, the Optionee shall instead receive the number and kind of shares or other securities of the Company or other corporation or entity into which such Optioned Share would have been changed or for which such Optioned Share would have been exchanged if it had been outstanding on the date of such event.

iv)

If the Shares are changed into or exchanged for a different number of Shares or into or for other securities of the Company or securities of another corporation or entity, in a manner other than as specified in Sections 3.3(b) or 3.3(c), then the Board or Committee, in its sole discretion, may make such adjustment to the securities to be issued pursuant to any exercise of the Option and the exercise price to be paid for each such security following such event as the Board or Committee in its sole and absolute discretion determines to be equitable to give effect to the principle described in Section 3.3(a), and such adjustments shall be effective and binding upon the Company and the Optionee for all purposes.

v)

If the Company distributes, by way of a dividend or otherwise, to all or substantially all holders of Shares, property, evidences of indebtedness or shares or other securities of the Company (other than Shares) or rights, options or warrants to acquire Shares or securities convertible into or exchangeable for Shares or other securities or property of the Company, other than as a dividend in the ordinary course, then, if the Board or Committee, in its sole discretion, determines that such action equitably requires an adjustment in the exercise price under any outstanding Option or in the number(s) of Optioned Shares subject to any such Option, or both, such adjustment may be made by the Board or Committee and shall be effective and binding on the Company and the Optionee for all purposes.

vi)

No adjustment or substitution provided for in this Section 3.3 shall require the Company to issue a fractional Share in respect of any Option, and the total adjustment with respect to each Option shall be limited accordingly.

vii)

The grant or existence of an Option shall not in any way limit or restrict the right or power of the Company to effect adjustments, reclassifications, reorganizations, arrangements or changes of its capital or business structure, or to amalgamate, merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

ARTICLE 4

TERMS OF OPTIONS

4.1 Option Period

(a)

The Option Period for an Option shall be determined by the Board or Committee at the time the Option is granted and may be up to ten (10) years from the date the Option is granted. Any Option not exercised within the Option Period fixed for its exercise shall terminate and become void and of no effect.

(b)

Notwithstanding paragraph (a) above or anything else to the contrary in the Plan, but subject to the requirements of CSE Policies, if applicable, if the term of any Option granted under the Plan ends on a day occurring within a Blackout Period applicable to an Optionee, the term of such Option shall be automatically extended to (and such Option shall continue to be exercisable under the terms of the Plan up to) 5:00 p.m. (Toronto time) on the tenth business day following the expiry of such Blackout Period. This Section applies to all options outstanding under the Plan, regardless of the date of grant or issuance.

(c)	Vesting of Options

i)

Subject to the provisions of this Plan, CSE Policies, the rules of any securities regulatory authority having jurisdiction over the Company and all applicable laws, the Board or Committee may determine when an Option will become exercisable and may determine that the Option will be exercisable immediately upon the date of grant, in installments or pursuant to a vesting schedule.

(d)	Exercise of Options

i)

An Optionee may exercise, in whole or in part, any Option that has vested in accordance with its terms by delivering to the Company a notice of exercise, substantially in the form of Appendix “B” attached to this Plan. The exercise of any Option will be contingent upon receipt by the Company of payment in full for the exercise price of the Optioned Shares being purchased in cash by way of certified cheque, bank draft or electronic transfer of immediately available funds.

ii)

If an Option is exercised for fewer than all of the Optioned Shares for which the Option has then vested, the Option shall remain in force and exercisable for the remaining Optioned Shares for which the Option has then vested, according to the terms of such Option.

iii)

As soon as practicable following the receipt by the Company of the notice of exercise and payment in full for the Optioned Shares being acquired, the Company will, or will cause its transfer agent to, issue a certificate to the Optionee for the appropriate number of Optioned Shares acquired by such Optionee. If required by applicable securities laws or CSE Policies, such certificate will bear the legend referred to in Section 4.4(a)(ii).

(e)	Exercise Price

The Board or Committee shall establish the exercise price of an Option at the time each Option is granted, subject to the following conditions:

i)

If the Shares are listed on the CSE, then the exercise price must not be lower than the greater of the closing market price of the underlying securities on (a) the trading day prior to the date of grant of the stock options; and (b) the date of grant of the stock options;

ii)

If the Shares are listed on a stock exchange other than the CSE, the exercise price shall not be less than the minimum prevailing price permitted by the rules of the stock exchange on which the Shares are listed at the time the Option is granted.

(f)	Option Agreement

i)

Upon the grant of an Option to an Optionee, the Company and the Optionee shall enter into an Option Agreement, substantially in the form attached to this Plan as Appendix “A”, setting out, among other things, the number of Optioned Shares subject to the Option, the exercise price per

Optioned Share, the Option Period and, if applicable, the vesting schedule for the Option, and incorporating the terms and conditions of the Plan and any other requirements of regulatory authorities and stock exchanges having jurisdiction over the securities of the Company, together with such other terms and conditions as the Board or Committee may determine in accordance with the Plan.

(g)	Termination, Retirement or Death

Unless otherwise determined by resolution of the Board or Committee, any Options granted under this Plan shall terminate and shall cease to be exercisable in the following circumstances:

i)	in the case of an Optionee who is an Officer, Employee, Management Company Employee or Consultant of the Company or of an Affiliate of the Company, such Optionee:

i)

is Terminated for cause, in which case all Options granted to such Optionee, whether vested or unvested, shall immediately terminate and cease to be exercisable on the effective date of such Optionee’s Termination; or

ii)

is Terminated for any reason other than cause, Retirement or death, in which case such Optionee may exercise any Option granted hereunder, to the extent that such Option was exercisable and had vested on the date of Termination, until the date that is the earlier of (i) the expiry date of the Option and (ii) the date that is 90 days after the effective date of such Optionee’s Termination.

(A)	in the case of an Optionee who is a Director of the Company or of an Affiliate of the Company, such Optionee:

(1)	ceases to meet the qualifications for a director prescribed by the corporate legislation applicable to the Company, other than as a result of bankruptcy or mental incompetency;

(2)	receives a formal request for resignation signed by a majority of the Board following a material breach of fiduciary duty by that Director; or

(3)	is otherwise removed as a Director of the Company or of an Affiliate of the Company, and such Optionee:

i.

does not otherwise continue to qualify as an Eligible Person in a different capacity with the Company, in which case all Options granted to such Optionee, whether vested or unvested, shall immediately terminate and cease to be exercisable on the effective date of such Optionee’s removal or failure to be re-elected; or

ii.

resigns (other than in the situation referred to above) as a Director of the Company or of an Affiliate of the Company, in which case such Optionee may exercise any Option granted hereunder, to the extent that such Option was exercisable and had vested on the date of resignation, until the date that is the earlier of (i) the expiry date of the Option and (ii) the date that is 90 days after the effective date of such Optionee’s resignation.

(B)	in the case of an Optionee who is an Officer, Employee or Consultant of the Company or of an Affiliate of the Company and,

(1)

such Optionee Retires, such Optionee may exercise any Option granted hereunder, to the extent that such Option was exercisable and had vested on the date of Retirement, until the date that is the earlier of (i) the expiry date of the Option and (ii) the date that is 90 days after the effective date of such Optionee’s Retirement; or

(2)

such Optionee dies, such Optionee’s legal personal representatives, heirs, executors or administrators may exercise any Option granted hereunder, to the extent that such Option was exercisable and had vested on the date of death, until the date that is the earlier of (i) the expiry date of the Option and (ii) the date that is twelve months after the date of death.

(h)	Acceleration of Term and Vesting

If:

i)	the Company shall enter into an agreement providing for a Change of Control;

ii)	the Board adopts a resolution to the effect that a Change of Control has occurred or is imminent; or

iii)

a Take-over Bid shall be made, the Board may, at any time thereafter, in its sole and absolute discretion and if permitted by CSE Policies and applicable securities laws, determine by resolution (the “Board Determination”) that all outstanding Options shall (i) immediately become exercisable in full by the holders thereof, notwithstanding any vesting provisions or other restrictions or conditions that would otherwise attach to such Options, and (ii) expire on the date determined by the Board, provided however that the expiry date of any outstanding Option may not be extended beyond the 10-year maximum term prescribed by Section 4.1. For greater certainty and without limiting the generality of the foregoing, the Board may, in its sole and absolute discretion, determine by resolution that any Options that remain unexercised upon the occurrence of a Change of Control shall terminate and cease to be exercisable immediately, without payment of any consideration of any nature or kind to the holder(s) thereof. All determinations made by the Board pursuant to this Section 4.7 shall be binding for all purposes of the Plan and on all parties concerned.

Each Optionee shall have the right, on such terms and conditions as may be prescribed by the Board Determination, to elect to exercise up to the time that such Optionee’s option expires, after giving effect to the Board Determination, all options then held by such Optionee under the Plan in respect of up to all of the Shares which could have been purchased by such Optionee on a full exercise of all such options. Notwithstanding the foregoing:

(A)	if such Optionee so elects to exercise such Optionee’s option;

(B)	if such Optionee has not elected to exercise such Optionee’s option and subscribe for Shares in accordance with this Section; or

(C)	if such Optionee has exercised such Optionee’s option but, following such exercise, such Optionee has not paid for the Shares which such Optionee has elected to subscribe for,

the Company shall have the right (which right may be exercised by the Company in its sole and absolute discretion) to pay to such Optionee cash in an amount equal to the result obtained by multiplying the amount, if any, by which the market price per Share on the date of completion of the Change of Control or Take-over Bid, as the case may be, exceeds the Option price, by the number of Shares then remaining unsubscribed for under all Options then held by such Optionee under the Plan which could have been purchased by such Optionee on a full exercise of all such Options (and, if such payment is made, any exercise made by such Optionee of his or her Options shall be deemed to have been not made and be null and void); and, if a Change of Control or Take-over Bid is completed, the market price for the purposes of calculating the amount of such cash payment to be made by the Company shall be the same as the value of the consideration paid per Share under the Change of Control or Take-over Bid, as applicable.

(i) Non-Assignability

Neither the Options nor the benefits and rights of any Optionee under any Option or under the Plan or any Option Agreement shall be assignable or otherwise transferable, except as specifically provided in Section 4.6(d) in the event of the death of the Optionee. During the lifetime of the Optionee, all such Options, benefits and rights may only be exercised by the Optionee.

(j) Employment

Nothing contained in the Plan shall confer upon any Optionee, or any person employing a Management Company Employee, any right with respect to employment or continuance of employment with, or the provision of services to, the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the Optionee’s employment or the services of any such person at any time. Participation in the Plan by an Optionee is voluntary.

(k) No Rights as Shareholder

Nothing contained in this Plan, in any Option Agreement or in any Option granted hereunder shall be deemed to give any Optionee any interest in or title to any Shares or any rights as a shareholder of the Company or any other legal or equitable right against the Company whatsoever other than as set forth in this Plan and pursuant to the exercise of any Option in accordance with the provisions of the Plan and the applicable Option Agreement.

ARTICLE 5

AMENDMENT AND TERMINATION

5.1 Amendment or Termination of Plan

The Board or Committee reserves the right to amend or terminate the Plan at any time if and when it is deemed advisable in the absolute discretion of the Board or Committee; provided, however, that no such amendment or termination shall adversely affect any outstanding Options granted under the Plan without the consent of the affected Optionee(s). Any amendment to the Plan shall also be subject to acceptance of such amendment or amended Plan for filing by the CSE, if applicable, and, where required by the CSE, the approval of the shareholders of the Company.

ARTICLE 6

MISCELLANEOUS

6.1 Securities Regulation

(a)

Where necessary to enable the Company to rely on an exemption from the requirement to register the Optioned Shares or to file a prospectus or use a registered dealer to distribute the Optioned Shares under securities laws applicable to the securities of the Company in any jurisdiction, an Optionee, upon the acquisition of any Optioned Shares by the exercise of an Option and as a condition to such exercise, shall provide to the Board or Committee such evidence as the Board or Committee requires to demonstrate that the Optionee or recipient will acquire such Optioned Shares with investment intent (i.e., for investment purposes) and not with a view to their Distribution, including an undertaking to that effect in a form acceptable to the Board or Committee. The Board or Committee may cause a legend or legends to be placed upon any certificates for the Optioned Shares to make appropriate reference to applicable resale restrictions and the Optionee or recipient shall be bound by such restrictions. The Board or Committee may also take such other action or require such other action or agreement by such Optionee or proposed recipient as may from time to time be necessary to comply with applicable securities laws. This provision shall in no way obligate the Company to undertake the registration or qualification of any Options or the Optioned Shares under any securities laws applicable to the securities of the Company.

(b)

Issuance, transfer or delivery of certificates for Optioned Shares acquired pursuant to the Plan may be delayed, at the discretion of the Board or Committee, until the Board or Committee is satisfied that the requirements of applicable laws and regulations, and applicable rules of regulatory authorities, have been met.

6.2 Tax Withholding

(a)

Notwithstanding any other provisions of this Plan, the Company may, from time to time, implement such procedures and conditions as it determines appropriate with respect to the withholding and remittance of taxes imposed under applicable law or the funding of related amounts for which liability may arise under such applicable law (collectively, the “Tax Obligations”). Without limiting the generality of the foregoing, an Optionee who wishes to exercise an option must, in addition to following the procedures set out in any stock option agreement and elsewhere in this Plan, and as a condition of exercise:

i)	deliver a certified cheque, wire transfer or bank draft payable to the Company for the amount determined by the Company to be the appropriate amount on account of such Tax Obligations, or

ii)

otherwise ensure, in a manner acceptable to the Company (if at all) in its sole and unfettered discretion, that such amount will be made available to the Company on a secure and timely basis, and must in all other respects follow any related procedures and conditions imposed by the Company, failing which the Company shall not be obliged to honour the purported Option exercise or issue certificates for Shares.

iii)	Without limiting the generality of the foregoing or limiting the Company’s discretion under this Section 6.2, the Company may, at its option:

(A)

accept the exercise of the options and withhold all or any number of Shares issued upon exercise of the options and deliver such number of Shares as it may determine to a broker or other selling agent for purposes of sale, or otherwise sell or transfer such Shares. In implementing any such sale or transfer, neither the Company nor any broker or selling agent shall be obligated to seek or obtain a minimum price or be liable for any loss arising out of any sale or transfer of such Shares (relating to the manner or timing of such sale or transfer, the terms or prices at which such Shares are sold or transferred, or otherwise). Any net proceeds derived therefrom shall in the first instance serve to satisfy the Tax Obligations and all related fees, interest or other obligations in respect thereof, and shall be available or made available to the Company for the purpose of satisfying the foregoing. Any shortfall in such net proceeds as required to satisfy such Tax Obligations and other amounts shall be to the account of the Optionee and (without limiting the Company’s remedies available under law) may be recovered by the Company from the Optionee by way of set-off against any other amount or property then or thereafter owing by the Company to the Optionee in any capacity (whether salary or other remuneration, Shares or remaining Shares issued on exercise of options then otherwise to be issued, or in any other manner). Any net proceeds derived from a sale or other transfer of such Shares in excess of the amount determined by the Company to be the amount required to satisfy the Tax Obligations and related fees, interest or other obligations shall, together with any remaining Shares not so sold or transferred, also be for the account of the Optionee; or

(B)

accept the exercise of the options if and provided that the Optionee and the Company have agreed to procedures, acceptable to the Company in its sole discretion, whereby a sale of Shares sufficient to satisfy the Tax Obligations and related amounts (as determined by the Company in its sole discretion) has been coordinated through a broker or sales agent (including such broker or sales agent acting for the Optionee) on a basis that:

(1)	obliges such broker or sales agent to retain and provide such amounts to the Company on a timely basis, and

(2)	does not oblige the Company to issue such optioned Shares except against payment and delivery of such amounts (and the amount of the option exercise price if not separately paid under Section 4.3.

6.3 Regulatory Acceptances

(a)

Upon listing of the Shares on the CSE, the Plan is subject to the acceptance of the Plan for filing by the CSE, and the Board or Committee is authorized to amend the Plan from time to time in order to comply with any changes required from time to time by such applicable regulatory authorities, whether as conditions to the acceptance for filing of the Plan or otherwise, provided that no such amendment will in any way derogate from the rights held by Optionees holding Options (vested or unvested) at the time thereof without the consent of such Optionees; and

(b)

The obligation of the Company to issue and deliver Optioned Shares pursuant to the exercise of any Options granted under the Plan is subject to the acceptance of the Plan for filing by the CSE. If any Optioned Shares cannot be issued to any Optionee for any reason, including, without limitation, the failure to obtain such acceptance for filing, then the obligation of the Company to issue such Optioned Shares shall terminate and any amounts paid to the Company for such Optioned Shares shall be returned to the Optionee as soon as practicable without interest or deduction.

6.4 No Representation or Warranty

The Company makes no representation or warranty as to the future market value of Optioned Shares issued in accordance with the provisions of this Plan or to the effect of the Income Tax Act (Canada) or any other taxing statute governing the Options or the Optioned Shares issuable thereunder or the tax consequences to an Optionee. Compliance with applicable securities laws as to the disclosure and resale obligations of each Optionee is the responsibility of such Optionee and not the Company.

6.5 Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting or continuing in effect other compensation arrangements (subject to shareholder approval if such approval is required by the CSE) and such arrangements may be either generally applicable or applicable only in specific cases.

6.6 Financial Assistance

The Company is authorized, in its sole discretion, to provide financial assistance to Optionees to purchase Optioned Shares under this Plan, subject to applicable laws and the rules and policies of any securities regulatory authority, stock exchange or quotation system with jurisdiction over the Company or a trade in securities of the Company. Any financial assistance so provided will be repayable with full recourse and the term of any such financial assistance shall not exceed the term of the Option to which the financial assistance applies.

6.7 Governing Law

The validity, construction and effect of the Plan, the grants of Options, the issue of Optioned Shares, any rules and regulations relating to the Plan or any Option Agreement, and all determinations made and actions taken pursuant to the Plan, shall be governed by and determined in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

6.8 Severability

If any provision of the Plan or any Option Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Board or Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board or Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option and the remainder of the Plan and any such Option Agreement shall remain in full force and effect.

6.9 Headings

Headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

APPENDIX “A” to the Option Plan

Form of Option Agreement

XANTHIC BIOPHARMA INC.

________ [Date]

PERSONAL & CONFIDENTIAL

____________ [Name]

____________ [Address]

Dear ____________ [Name]:

The Company’s Amended and Restated Rolling Stock Option Plan (the “Plan”) permits the Board of Directors to grant options to officers, employees and others whose contribution to the Company is significant. In recognition of your contribution to the Company and in order to permit you to share in enhanced values that you will help to create, the Board is pleased to grant to you an option (the “Option”) to purchase Common Shares (the “Shares”) of the Company. The granting and exercise of the Options and the issuance of the Shares are subject to the terms and conditions of the Plan, all of which are incorporated into and form an integral part of this Option Agreement. This letter and the Plan are referred to collectively below as the “Option Documents”. All capitalized terms not otherwise defined shall have the meaning attributed to them in the Plan.

The total number of Shares that you may purchase pursuant to this Option is: __________________________________________

The Option exercise price per Share is: _________________________

Your rights to purchase Shares will vest and expire as follows:

•	• Vesting Date	• %	• Expiry Date
•	•	•	•
•	•	•	•
•	•	•	•

Subject to earlier expiration in accordance with the Option Documents, your rights to purchase Shares pursuant to this Option will expire with respect to any vested portion at 11:59 p.m. (Toronto time), on the expiry date set out above for such vested Options.

This Option may be exercised in whole or in part in respect of vested Options at any time prior to expiry of the relevant Options, by delivery of written notice to the Company’s head office to the attention of the Secretary of the Company, substantially in the form of Appendix “B” attached to the Plan, specifying the number of Shares to be purchased, accompanied by payment by bank draft or certified cheque of the total purchase price of the Shares.

By executing this Option Agreement, you confirm and acknowledge that you have not been induced to enter into this Option Agreement or acquire any Option by expectation of employment or continued employment with the Company. Nothing in the Option Documents will affect our right to terminate your services, responsibilities, duties and authority at any time for any reason whatsoever. Regardless of the reason for your termination, your Option rights will be restricted to those Option rights which have vested on or prior to your date of termination and, in any claim for wrongful dismissal or breach of contract, no consideration will be given to any Options that might have vested during an appropriate notice period or as a result of additional compensation you may receive in place of that notice period.

All decisions made by the Board of Directors with regard to any questions arising in connection with the Option Documents, whether of interpretation or otherwise, will be binding and conclusive on all parties.

The Option rights granted to you are personal and may not be sold, pledged, transferred or encumbered in any way. There are restrictions on the transfer of Shares issued to you pursuant to the Plan. Complete details of the restrictions referred to in this letter are set out in the Plan.

The exercise of any Options pursuant to the Plan shall be subject to the Company’s right to take such steps as it considers necessary or appropriate for the deduction or withholding of any income taxes or other amounts which the Company or any affiliate of the Company is required by any law or regulation of any governmental authority whatsoever to deduct or withhold in connection with any Share issued pursuant to the Plan.

Please acknowledge acceptance of your Option rights on these terms by signing where indicated below on the enclosed copy of this letter and returning the signed copy to the Company to the attention of the Secretary. By signing and delivering this copy, you are acknowledging receipt of a copy of the Plan and are agreeing to be bound by all of the terms of the Option Documents.

Yours truly,

•

2.	XANTHIC BIOPHARMA INC.

•

y:

•	Authorized Signatory

I have read and agree to be bound by this letter and the Plan.

Name:

Signature

Address:

Witness Signature

Witness Name (printed):

APPENDIX “B” to the Option Plan

Notice of Election to Exercise Option

TO:	XANTHIC BIOPHARMA INC. (the “Company”)

Pursuant to the amended and restated rolling stock option plan (the “Plan”) adopted by the Company, the undersigned elects to purchase              common shares (the “Shares”) of the Company, which are subject to the options granted on              20    , and encloses a bank draft or personal cheque payable to the Company (or has otherwise arranged for electronic payment to the Company) in the aggregate amount of C$            , being C$             per Share. The undersigned requests that the Shares be issued as follows in his, her or its name as follows in accordance with the terms of the Plan:

DATED this          day of             , 20    .

Name of Optionee:

Signature:

Address:

Witness Signature:

Witness Name (Printed):

(Where the party exercising the Option is a trust, the trustee should execute this election)

(Where the party exercising the Option is a corporation, an officer or director should execute this election and the title should be entered)

SCHEDULE “D”

XANTHIC BIOPHARMA INC.

(the “Corporation”)

BY-LAW NO. 1B

a by-law relating generally to the

conduct of the business and affairs of

XANTHIC BIOPHARMA INC.

(hereinafter called the “Corporation”)

BE IT ENACTED as a by-law of the Corporation as follows:

I. INTERPRETATION

1.01 In this by-law, unless the context otherwise clearly requires:

(a)	“Act” means the Business Corporations Act (Ontario) and includes the Regulations made pursuant thereto;

(b)	“Articles” means the Articles of Amalgamation of the Corporation as then in force;

(c)

“board” means the board of directors of the Corporation, or if there shall only be one director of the Corporation at any particular time, such director, and all references herein to the directors or the board means the directors of the Corporation acting as such or any duly empowered committee of the board;

(d)	“by-laws” means all by-laws, including special by-laws, of the Corporation as amended from time to time;

(e)	“Corporation” means this Corporation;

(f)

“person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, corporation and a natural person in his capacity as trustee, executor, administrator or other legal representative.

1.02 In this by-law where the context permits words importing the singular include the plural and vice versa, and words importing gender include the masculine, feminine and neuter genders.

1.03 All words and terms appearing in this by-law which are defined by the Act as having a particular meaning shall be deemed to have the same meanings they are respectively thereby defined as having, unless the context otherwise reasonably requires.

II. DIRECTORS

2.01 Place of Meetings. Meetings of the board may be held at the place where the registered office of the Corporation is then located, or at any place within the City of Toronto; and may be held at any other place within or outside of Ontario with the written consent of all of the directors for the time being of the Corporation. Subject to the foregoing, a majority of the meetings of the board held in any financial year of the Corporation need not be held at places within Canada.

2.02 Calling of Meetings. Meetings of the board may be called for the transaction of any business by the Chairman, the President or a Vice-President who is a director, or any two directors, and the Secretary shall by written notice call meetings when directed or authorized by the Chairman, the President, any Vice-President who is a director, or any two directors. Written notice of the time and place for the holding of every meeting of the board specifying the general nature of the business to be transacted at the meeting shall be sent to every director of the Corporation not less than 48 hours (excluding Sundays and holidays) before the time when the meeting is to be held and need not be given on any longer notice.

2.03 Regular Meetings. The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting.

2.04 Chairman. The chairman of any meeting of the board shall be the first-mentioned of such of the following officers as has then been appointed and who is then a director and is present at the meeting.

•	Chairman of the Board;

•	President;

•	A Vice-President who is then a director, if there shall be not more than one;

•	Vice-President who is a director; and

•	the most senior of those Vice-Presidents who are then directors, if more than one Vice-President is a director,

and if no such officer is present, the directors present shall choose one of their number to act as the chairman of the meeting.

2.05 Votes to Govern. At all meetings of the board, every question shall be decided by a majority of the votes cast on the question, and in the case of an equality of votes on any question at a meeting of the board, the chairman of the meeting shall not be entitled to a second or casting vote.

2.06 Remuneration. Any remuneration of the directors fixed by the board shall, in the absence of a provision to the contrary set forth in the resolution of the board fixing the same, be in addition to any salary or professional fees payable to a director who serves the Corporation in any other capacity. In addition, the directors shall be paid such sums as the board may from time to time determine in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders’ meetings or otherwise in respect of the performance by them of their duties.

2.07 Limitation of Liability. No director or officer of the Corporation shall be liable as such for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error in judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own willful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

2.08 Indemnity of Directors and Officers. Except as provided in the Act, every director and officer of the Corporation, every former director and officer of the Corporation, and every person who acts or acted at the Corporation’s request as a director or officer of another corporation of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, shall at all times be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of or having been a director or officer of the Corporation or such other corporation if, (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

2.09 Quorum At Meetings. The quorum at a meeting of the directors shall be as provided for in the Act.

III. OFFICERS

3.01 Term, Remuneration or Removal. The terms of employment and remuneration of all officers of the Corporation shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration. All officers shall be subject to removal by resolution of the board at any time with or without cause.

3.02 Officers. Nothing contained in this section 3 shall be in limitation of the powers conferred upon the board by the Act to designate the offices of the Corporation, appoint officers, specify their duties and delegate them powers to manage the business and affairs of the Corporation. In the absence of any provision to the contrary contained in any resolution of the board, the persons appointed to the following respective offices shall have the following respective duties and powers, but, for certainty, the board may from time to time vary, add to, withhold, or limit the powers and duties of any officer or officers:

(a) Chairman of the Board - the Chairman of the Board, if one shall be appointed, shall be a director of the Corporation. The Chairman of the Board shall preside at each meeting of the board at which he is present and shall preside as Chairman of each meeting of the shareholders at which he is present. Unless his power as chief executive officer of the Corporation shall have been withheld by the board, the Chairman of the Board shall be the chief executive officer of the Corporation and as such shall be charged, subject to the authority of the board, with the general supervision of the business and affairs of the Corporation.

(b) President - the board shall at all times have elected or appointed a President. The President need not be a director of the Corporation. The President shall be the chief operating officer of the Corporation. As such, subject to the supervision, control and direction of the Chairman of the Board, so long as one shall have been elected and his authority as the chief executive officer of the Corporation shall not have been withheld, and subject to the authority of the board, the President shall be charged with the general supervision of the day-to-day business and affairs of the Corporation, and subject as aforesaid the President shall have the power to appoint or remove any and all officers, employees and agents of the Corporation not elected or appointed directly by the board and to settle the terms of their employment and remuneration. The President shall exercise all of the powers and be charged with all of the duties of the office of Chairman of the Board during those respective periods of time during which such office shall be vacant. In the absence of the Chairman of the Board, if one has then been elected, the President shall preside as chairman of each meeting of the board at which he is present and acting as a director and as chairman of each meeting of the shareholders at which he is present. During the absence or inability of the Chairman of the Board, if one has then been elected, the President may perform the other duties and exercise the other powers of that office, if any, and if the President shall perform any of such duties or exercise any of such powers the absence or inability of the Chairman of the Board shall be presumed with respect thereto. If the authority of the Chairman of the Board to act as chief executive officer of the Corporation shall have been withheld by the board, the President shall also be the chief executive officer of the Corporation and as such charged, subject to the authority of the board, with the general supervision of the business and affairs of the Corporation.

(c) Secretary - the board shall at all times have elected or appointed a Secretary. The Secretary shall attend all meetings of the board and the shareholders and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall give, or cause to be given, when instructed, notices required to be given to shareholders, directors, auditors and others entitled to notices of meetings; he shall be the custodian of the corporate seal of the Corporation, if the Corporation has a corporate seal, and of all books, papers, records, documents or other instruments belonging to the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

(d) Vice-President - the board may from time to time appoint one or more Vice-Presidents. The Vice-President, or if there are more than one, the Vice-Presidents in order of seniority (as determined by the board) shall be vested with all of the powers and shall perform all of the duties of the President in the absence or disability or refusal to act of the President, except that a Vice-President shall not preside at meetings of the board or of the shareholders except as may be specifically provided in the Corporation’s by-laws. If a Vice-President exercises any duty or power of the President, the absence or inability of the President shall be presumed with reference thereto. A Vice-President shall also perform such other duties and exercise such other powers as the President may from time to time delegate to him or the board may prescribe.

(e) Treasurer - the Treasurer, if one shall be appointed, shall keep, or cause to be kept, proper accounting records as required by the Act; he shall deposit or cause to be deposited all monies received by the Corporation in the Corporation’s bank account; he shall, under the direction of the chief executive officer of the Corporation and the board, supervise the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board, whenever required, an account of all his transactions as Treasurer and of the financial position of the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

(f) Other Officers - the duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

3.03 Agents and Attorneys. The board shall have the power from time to time to appoint agents or attorneys for the Corporation within or outside of Ontario with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

3.04 Fidelity Bonds. The board may require such officers, employees and agents of the Corporation as it deems advisable to furnish bonds for the faithful performance of their duties, in such form and with such surety as the board may from time to time prescribe.

IV. SHAREHOLDERS

4.01 Who is to Preside At Meetings. The Chairman of the Board or, in his absence, the President, or in his absence a Vice-President who is a director, shall preside as Chairman at any meeting of shareholders, but if there is no Chairman of the Board, the President or such Vice-President, or if at a meeting none of them is present within fifteen minutes after the time appointed for the holding of the meeting, the shareholders present shall choose a person from their number to be the Chairman.

4.02 Persons Entitled To Be Present. The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who although not entitled to vote are entitled or required under any provision of the Act or the by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting.

4.03 Scrutineers. At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the Chairman of the meeting with the consent of the meeting to act as scrutineers at the meeting. Such scrutineers need not be shareholders of the Corporation.

4.04 Quorum At Meetings. A quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for a shareholder so entitled, holding or representing in the aggregate not less than 10% of the issued and outstanding shares of the Corporation entitling the holders thereof to vote at such meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the time appointed for the meeting or within a reasonable time thereafter as the shareholders may determine, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

V. SHARES

5.01 Transfer Agent and Registrar. The Board may from time to time appoint a registrar to maintain any securities register and a transfer agent to maintain the register of transfers of such securities and may also appoint one or more branch registrars to maintain branch security registers and one or more branch transfer agents to maintain branch registers of transfers, and any one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

VI. DIVIDENDS

6.01 Payment. A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or any one of them to the order of each registered holder of shares of the class in respect of which it has been declared, which cheque may be mailed by prepaid ordinary mail to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and if more than one address appears in the books of the Corporation in respect of such joint holders the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque shall not be paid on presentation. Upon proof being given to the Corporation of the non-receipt of any such cheque by the person to whom it was so sent, as aforesaid, and upon satisfactory indemnity being given to the Corporation in that regard, the Corporation shall issue to such person a replacement cheque for a like amount.

6.02 Purchase of Business as of Past Date. Where any business is purchased by the Corporation as from a past date (whether such date be before or after the incorporation of the Corporation) upon terms that the Corporation shall as from that date take the profits and bear the losses of the business, such profits or losses, as the case may be, shall, at the discretion of the directors, be credited or debited wholly or in part to revenue account and in that case the amount so credited or debited shall, for the purpose of ascertaining the funds available for dividends, be treated as a profit or loss arising from the business of the Corporation.

VII. FINANCIAL YEAR

7.01 Financial Year. The financial or fiscal year of the Corporation shall be as determined from time to time by the Board.

VIII. NOTICES

8.01 Omissions and Errors. The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any such person, or any error in any notice not affecting the substance thereof, shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

8.02 Notice to Joint Shareholders. All notices with respect to any shares registered in the name of more than one holder may if more than one address appears in the records of the Corporation in respect of such holders be given to such holders at the first address so appearing, and notice so given shall be sufficient notice to all of the holders of such shares.

8.03 Persons Entitled by Death or Operation of Law. Every person who by operation of law, by transfer, by the death of a shareholder, or otherwise, becomes entitled to shares, is bound by every notice in respect of such shares which has been duly given to the registered holder of such shares prior to the name and address of such person being entered on the records of the Corporation as the holder of such shares.

8.04 Signature to Notices. The signature to any notice to be given by the Corporation may be written, stamped, type-written or printed or partly written, stamped, type-written or printed.

IX. EXECUTION OF DOCUMENTS

9.01 Execution of Documents. Deeds, transfers, assignments, contracts and obligations of the Corporation may be signed as follows:

(i)	by any of the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or the President; or

(ii)	by a Vice-President together with a director; or

(iii)	by any two directors.

Notwithstanding the foregoing, the board may at any time and from time to time direct the manner in which and the person or persons by whom any particular deed, transfer, contract or obligation or any class of deeds, transfers, contracts or obligations may be signed.

9.02 Seal. Any person authorized to sign any document may affix the corporate seal of the Corporation thereto, if the Corporation has a corporate seal.

X. REPEAL

10.01 Repeal. All previous by-laws of the Corporation are repealed upon the coming into force of this by-law but such repeal shall not affect the previous operation of any by-law. All officers and other persons acting under any by-law so repealed shall continue to act as if appointed under this by-law and all resolutions with continuing effect passed under any by-law so repealed shall continue in force until amended or repealed except to the extent inconsistent with this by-law.

XI. EFFECTIVE DATE

11.01 Effective Date. This by-law comes into force upon confirmation by the shareholders of the Corporation in accordance with the Act.